Exhibit T3C.1

UNO RESTAURANTS, LLC, as Issuer,

UNO RESTAURANT HOLDINGS CORPORATION,

THE GUARANTORS NAMED HEREIN

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

______________

INDENTURE

Dated as of [__________], 2010

______________

15% Senior Subordinated Secured Notes due 20161

____________________________
1 Maturity date to be one day less than six months after the fifth anniversary of the initial issuance of Notes and semiannual interest payment dates to be at least one day before the six and 12-month semiannual dates.

CROSS REFERENCE TABLE
TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03, 7.08, 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06
(d)	7.06
314(a)	4.03, 4.04
(b)	10.02
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	10.04
(e)	13.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316(a) (last sentence)	2.08
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.03
318(a)	13.19
(b)	N.A.
(c)	13.19

_____________
N.A. means Not Applicable

- i -

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

- ii -

TABLE OF CONTENTS

- iii -

- iv -

- v -

Exhibits:
Schedule A	SUBSIDIARY GUARANTORS
Exhibit A1	FORM OF NOTE
Exhibit A2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

- vi -

Exhibit E	FORM OF GUARANTOR SUPPLEMENTAL INDENTURE
NOTE:	This table of contents shall not, for any purpose, be deemed to be part of this Indenture.

- vii -

INDENTURE (this “Indenture”), dated as of [________], 2010, among Uno Restaurants, LLC, a Delaware limited liability company (the “Company”), the Company’s direct parent, Uno Restaurant Holdings Corporation, a Delaware corporation (“Parent”), the Guarantors (as herein defined) and U.S. Bank National Association, as trustee (the “Trustee”).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Notes (as defined below):

ARTICLE ONE
Definitions and Incorporation by Reference1

Section 1.01.  Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

“Additional Notes” means any PIK Notes (not to exceed an aggregate principal amount of $10.0 million) issued under this Indenture on any Interest Payment Date in partial payment of the interest accrued on any Notes that is due and payable on such Interest Payment Date and any further Notes (not to exceed an aggregate principal amount of $5.0 million) issued under this Indenture, in each case pursuant to Section 2.02(a). The Initial Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.

“Advisory Services Agreements” means the Advisory Services Agreement, dated as of the date of this Indenture, among Parent, the Company and Twin Haven (or Affiliates thereof) and the Advisory Services Agreement, dated as of the date of this Indenture, among Parent, the Company and Coliseum (or Affiliates thereof).

“Affiliate” means, with respect to any specified Person: (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with

________________
1 To the extent applicable, financial definitions to be conformed to those in the Credit Agreement.

such specified Person; (2) any other Person that owns, directly or indirectly, 10% or more of any class or series of such specified Person’s (or any of such Person’s direct or indirect parent’s) Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (3) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“After-Acquired Property” means any and all assets or property acquired after the date of this Indenture, including any property or assets acquired by the Company or a Guarantor from a transfer from the Company or a Guarantor, which in each case constitutes Collateral as defined in this Indenture.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Agent Members” means members of, or participants in, the Depositary

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including by way of merger, consolidation or sale and leaseback transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(1) any Capital Stock of any Restricted Subsidiary;

(2) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other properties, assets or rights of the Company or any Restricted Subsidiary, other than in the ordinary course of business.

provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.21 hereof and/or Section 5.01 hereof and not by the provisions of Section 4.11 hereof.

For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets or issuance of Capital Stock:

(A) (i) between or among (a) solely the Company and/or its Restricted Subsidiaries that are Guarantors so long as, to the extent such transfer includes any Collateral, such transfer does not occur unless such assets become Collateral of the transferee prior to or simultaneously with such transfer and until and unless the provisions of Section 4.15 (to the extent applicable to such transfer) have otherwise been complied with in respect of such Collateral or (b) Restricted Subsidiaries that are not Guarantors or (ii) by any Restricted Subsidiary that is not a Guarantor to the Company or a Guarantor,

(B) that is a Restricted Payment or Investment permitted to be made under Section 4.08 hereof,

(C) that is of obsolete or worn-out equipment in the ordinary course of business,

(D) that consists of cash or Cash Equivalents,

(E) that is a sale, lease, sub-lease, license, sub-license, consignment or other disposition of equipment, inventory or accounts receivable in the ordinary course of business,

(F) that consists of the granting of a Lien permitted by Section 4.10 hereof,

(G) the trade or exchange by the Company or any of its Restricted Subsidiaries of any assets used or useful in the Company’s business that are owned or held by the Company or such Restricted Subsidiary solely for assets used or useful in the Company’s business that are owned or held by another Person that the Board of Directors of the Company determines in good faith by resolution to be of approximately equivalent value; provided, however, that for any trade or exchange or series of trades or exchanges involving value in excess of $5.0 million, the Company must obtain a written opinion from an independent financial advisor to the effect that the assets received constitute an exchange of equivalent value, or

(H) the Fair Market Value of which in the aggregate does not exceed $1.0 million in any transaction or series of related transactions.

“Attributable Indebtedness” in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (2) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), a Person shall be deemed to have beneficial ownership of all such shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time. The terms “Beneficial Ownership” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means, with respect to any Person, the board of directors, management committee or other equivalent management body of such Person or any committee thereof duly authorized to act on behalf of such board.

“Board Resolution” means, with respect to a Board of Directors, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

“Capital Expenditures” means for any period all direct or indirect (by way of acquisition of Capital Stock of a Person or the expenditure of cash or the transfer of property or the incurrence of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets or other assets that would be required to be capitalized in conformity with GAAP, excluding (i) normal replacement and maintenance programs properly charged to current operations, (ii) the purchase price of equipment to the extent that the consideration therefor consists of used, worn out, damaged, obsolete or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used, worn out, damaged, obsolete or surplus equipment, (iii) the acquisition of all or substantially all of the assets of, or any Capital Stock of, another entity or business unit (such as a division) as permitted by the terms of this Indenture, (iv) the amount of any expenditures used to replace assets that have suffered a casualty for which insurance proceeds have been received or have been properly recorded as a receivable and (v) any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

“Capital Lease Obligation” of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

“Capital Stock” of any Person means any and all shares, units, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock,

other equity interests whether now outstanding or issued after the date of this Indenture, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such capital stock.

“Cash Equivalents” means

(a) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than six months from the date of acquisition,

(b) dollar denominated time deposits, certificates of deposit or demand deposits of any U.S. commercial bank having capital and surplus in excess of $500 million and whose senior unsecured debt is rated at least “A-1” by S&P, or at least “P-1” by Moody’s, in each case with maturities of not more than six months from the date of acquisition,

(c) commercial paper issued by any bank described in clause (b) and maturing within six months from the date of acquisition,

(d) repurchase agreements with a bank, trust company or recognized securities dealer having capital and surplus in excess of $500 million for direct obligations issued or unconditionally and fully guaranteed by the United States, and

(e) money market funds which invest substantially all of their assets in securities described in the preceding clauses (a) through (d).

“Change of Control” means the occurrence of any of the following events:

(a) the consummation of any transaction the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than any of the Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company or Parent (measured by voting power rather than the number of shares);

(b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or Parent (together with any new directors whose election to such board or whose nomination for election by the stockholders or members, as the case may be, of the Company or of Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors of the Company or of Parent then in office;

(c) the Company or Parent consolidates with or merges with or into any Person, other than Parent or a Person controlled (within the meaning contemplated by the definition of Affiliate) by a Permitted Holder, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any such Person, or any such Person consolidates with or merges into or with the Company or Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or Parent is converted into or exchanged for cash, securities or other property, other than any such transaction where

(i) the outstanding Voting Stock of the Company or Parent is changed into or exchanged for (1) Voting Stock of the surviving corporation which is not Disqualified Stock or (2) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment under Section 4.08 hereof (and such amount shall be treated as a Restricted Payment subject to the provisions of Section 4.08 hereof), and

(ii) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than any Permitted Holder, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving or transferee corporation (measured by voting power rather than the number of shares); or

(d) the Company or Parent is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Section 5.01 hereof; provided that the addition or elimination of an intermediate parent company of the Company, solely for bona fide corporate or other business purposes, where the actual or economic Beneficial Ownership of the Company does not change before or after the event would not constitute a Change of Control.

Notwithstanding the foregoing, any holding company whose only significant asset is Capital Stock of the Company or Parent shall not itself be considered a “person” or “group” for purposes of clause (a) or (c) above.

For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

“Clearstream” means Clearstream Banking, societe anonyme, Luxembourg.

“Coliseum” means Coliseum Capital Management, LLC.

“Collateral” means collectively all of the property and assets that are from time to time subject to the Lien of any of the Security Documents, including the Liens, if any, required to be granted pursuant to this Indenture or any of the Security Documents.

“Collateral Account” means the collateral account established pursuant to this Indenture.

“Collateral Agent” means the Trustee, acting as the collateral agent for the benefit of the Holders of the Notes, or other financial institution or entity acting as collateral agent for the benefit of the Trustee and the Holders of the Notes which, in the determination of the Company and the Trustee, is acceptable and may include an entity affiliated with the lenders under the Credit Agreement.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act and Exchange Act, then the body performing such duties at such time.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Company” means Uno Restaurants, LLC, a limited liability company formed under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of

(a) without duplication, the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense, Restructuring Expenses, customary fees and expenses of the Company and its Restricted Subsidiaries payable in connection with any Equity Offering and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all non-cash items increasing Consolidated Net Income for such period and less all cash payments during such period relating to non-cash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to

(b) without duplication, the sum of Consolidated Interest Expense for such period and any cash and non-cash dividends paid on any Disqualified Stock or Preferred Stock of such Person and its Restricted Subsidiaries during such period, in each case after giving pro forma effect (as calculated in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision) to, without duplication,

(1) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

(2) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(3) in the case of Acquired Debt or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

(4) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period;

provided that:

(a) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and

(b) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of

(a) the interest expense, less interest income, of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis, including,

(i) amortization of debt discount (excluding amortization of debt issuance costs),

(ii) the net cash costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts),

(iii) the interest portion of any deferred payment obligation,

(iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing, and

(v) accrued interest,

plus

(b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period, and

(iI) all capitalized interest of such Person and its Restricted Subsidiaries,

plus

(c) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under any other clause hereof, whether or not paid by such Person or its Restricted Subsidiaries, plus

(d) dividend requirements of the Company with respect to Disqualified Stock and of any Restricted Subsidiary with respect to Preferred Stock held by Persons other than such Person or a Wholly Owned Subsidiary (except, in either case, dividends payable solely in shares of Qualified Capital Stock of the Company or such Restricted Subsidiary, as the case may be).

“Consolidated Net Income (Loss)” of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

(1) all extraordinary or nonrecurring gains or losses net of taxes (less all fees and expenses relating thereto),

(2) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,

(3) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(4) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business (including dispositions pursuant to sale and leaseback transactions),

(5) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except that the Person’s equity in the net income of any such Restricted Subsidiary shall be included up to the aggregate amount of cash actually distributed by such Restricted Subsidiary to such Person or another Restricted Subsidiary as a dividend or other distribution; provided that the net income of a Restricted Subsidiary that is a Guarantor shall not be excluded pursuant to this clause (5) for the purposes of Section 4.07 hereof,

(6) any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the date of this Indenture,

(7) any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person or its Restricted Subsidiaries,

(8) all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness,

(9) non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of Capital Stock or other equity-based awards or any amendment or substitution of any such Capital Stock or other equity-based awards,

(10) deferred rental expense which is in excess of the amount of cash rental expense actually paid in such relevant period; provided that any amounts excluded in any period pursuant to this clause (10) shall be deducted from Consolidated Net Income in the period for which the cash payments in respect of such deferred rental expense are paid,

(11) any charges related to the write-off of goodwill or intangibles or assets as a result of impairment, in each case, as required under GAAP, or

(12) any cumulative effect of a change in accounting principles.

“Consolidated Net Tangible Assets” of any Person means, at any time, for such Person and its Restricted Subsidiaries on a Consolidated basis, an amount equal to (a) the Consolidated assets of the Person and its Restricted Subsidiaries minus (b) all Intangible Assets of the Person and its Restricted Subsidiaries at that time.

“Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a similar meaning.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means the Credit Agreement, dated as of the date of this Indenture, among the Company and each of the Company’s Subsidiaries that are parties thereto, as borrowers, Wells Fargo Capital Finance, Inc., as administrative agent and the lenders party thereto, as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

“Credit Facility” means one or more debt facilities (including the Credit Agreement), commercial paper facilities or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, bank products or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced from time to time, in whole or in part, including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).

“Currency Hedging Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated pursuant to an Officers’ Certificate, setting forth the basis of the valuation.

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“Disqualified Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or, upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of or sale of assets by the Company in circumstances where the Holders of the Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

“DTC” means The Depository Trust Company, its nominees and successors.

“Equity Holders” means Twin Haven, Coliseum, Newport (and/or certain Affiliates of each of the foregoing) and all other Persons who have directly or indirectly acquired all of the outstanding capital stock of Parent.

“Equity Offering” means (x) a Public Equity Offering, or (y) a private placement of Capital Stock (other than Disqualified Stock) of the Company or any direct or indirect parent entity of the Company, as the case may be, pursuant to an exemption from the registration requirements of the Securities Act, to a Person (other than an Affiliate of the Company).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Loss” means, with respect to any Collateral, any (1) loss, destruction or damage of such Collateral, (2) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such Collateral, or confiscation of such Collateral or the requisition of the use of such Collateral or (3) settlement in lieu of clause (2) above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Excluded Collateral” means the collective reference to (a) any rights or interests in any lease, license, contract, or agreement, as such, if under the terms of such lease, license, contract, or agreement, or applicable law with respect thereto, the valid grant by the Company or any Guarantor of a security interest or Lien therein is prohibited and such prohibition has not been or is not waived or the consent of the other party to such lease, license, contract, or agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; provided that the foregoing exclusion shall in no way be (i) construed to apply if any such prohibition would be rendered ineffective under the Uniform Commercial Code in effect in the State of New York or other applicable law (including the Bankruptcy Code) or principles of equity, (ii) construed so as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing security interests in and Liens upon any rights or interests of the Company and the Guarantors in or to the proceeds thereof, including monies due or to become due under any such lease, license, contract, or agreement (including any accounts), or (iii) construed to apply at such time as the condition causing such prohibition shall be remedied and, to the extent severable, Excluded Collateral shall not include any portion of such lease, license, contract, or agreement that is not subject to such prohibition; (b) any of the outstanding Capital Stock of any Foreign Subsidiary in excess of 65% of the voting power of all classes of Capital Stock of such Foreign Subsidiary entitled to vote; and (c) any real property leased by the Company or any Guarantor.

“Executive Officer” means, with respect to any Person, the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer of such Person.

“Fair Market Value” means, with respect to any asset or property, the price that could reasonably be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

(a) if such asset or property has a Fair Market Value equal to or less than $2.0 million, by any Officer of the Company,

(b) if such asset or property has a Fair Market Value in excess of $2.0 million but less than $10.0 million, by at least a majority of the Board of Directors of the Company within 30 days of the relevant transaction, or

(c) if such asset or property has a Fair Market Value in excess of $10.0 million, by an investment banking firm of national standing or other recognized independent expert with experience determining the Fair Market Value of such asset or property and set forth in a written opinion to the Trustee, dated within 30 days of the relevant transaction.

“First Priority Lien Obligations” means (a) Indebtedness and other Obligations incurred under clauses (1), (6) (with respect to Interest Rate Agreements under the Credit Agreement permitted pursuant to clause (1)), (8) (with respect to letters of credit under the Credit Agreement permitted pursuant to clause (1)) and up to $3.0 million under clause (14), in each case, of the definition of “Permitted Debt” in paragraph (b) of Section 4.07 hereof, plus (b) any interest, premium, if any, fees, expenses and indemnities payable under the documents governing the Indebtedness and other Obligations referred to in clause (a).

“First Priority Liens” means all Liens that secure the First Priority Lien Obligations.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that both (a) (x) is not organized under the laws of the United States of America or any State thereof or the District of Columbia, or (y) was organized under the laws of the United States of America or any State thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (a) (x) above and (b) is not a guarantor of Indebtedness under the Credit Agreement.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A1 or A2 hereto, as appropriate, issued in accordance with Sections 2.01, 2.07(b)(iii), 2.07(b)(iv), 2.07(d)(i), 2.07(d)(ii) or 2.07(d)(iii) of this Indenture and having the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary.

“Global Note Legend” means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Guarantee” means the guarantee by any Guarantor of the Company’s Note Obligations.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

(a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(c) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(d) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or

(e) otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantor” means Parent, its successors and assigns, until such Person is released from its Guarantee in accordance with the terms of this Indenture, and the Subsidiary Guarantors.

“Guarantor Supplemental Indenture” means a supplemental indenture to this Indenture, substantially in the form attached hereto as Exhibit E.

“Holder” means the Person in whose name a Note is, at the time of determination, registered on the Registrar’s books.

“IAI Global Note” means the Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any Person, without duplication,

(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

(b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

(d) all obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time),

(e) all Capital Lease Obligations of such Person,

(f) all Indebtedness referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons, to the extent the payment of such Indebtedness or dividends is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(g) all Guaranteed Debt of such Person,

(h) all Disqualified Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

(i) Preferred Stock of any Restricted Subsidiary of the Company or any Guarantor, and

(j) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (a) through (i) above.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the Notes that are originally issued on the Issue Date in the aggregate principal amount of up to $25.0 million.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.

“Intercompany Debt” means any Indebtedness owing by any of the Company or any of the Restricted Subsidiaries of the Company to the Company or any of the Restricted Subsidiaries of the Company.

“Interest Payment Date” means each [___________] and [__________], commencing [____________], 2011.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investment” shall exclude direct or indirect advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Company’s or any Restricted Subsidiary’s balance sheet, endorsements for collection or deposit arising in the ordinary course of business and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.08 hereof.

“Issue Date” means the original issue date of the Initial Notes under this Indenture.

“Leasehold Mortgage” means the mortgage on the interest of SLA Brockton, Inc., as a subtenant, with respect to 180 Spark Street, Brockton, Massachusetts, dated as of the date of this Indenture, as amended, modified, restated, supplemented or replaced from time to time in accordance with the terms hereof and thereof.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

“Maturity” means, when used with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein provided or as provided in this

Indenture, whether at Stated Maturity, the Collateral Asset Sale Offer Date, the Asset Sale Offer Date, the Loss Proceeds Offer Date or the redemption date and whether by declaration of acceleration, Collateral Asset Sale Offer in respect of Collateral Excess Proceeds, Asset Sale Offer in respect of Excess Proceeds, Loss Proceeds Offer in respect of Excess Loss Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereof.

“Net Cash Proceeds” means

(a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of

(i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel, accountants and investment bankers) related to such Asset Sale,

(ii) provisions for all taxes payable as a result of such Asset Sale,

(iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale,

(iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and

(v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; and

(b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as provided under Section 4.08 hereof, the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Loss Proceeds” means, with respect to any Event of Loss, the proceeds in the form of (a) cash or Cash Equivalents and (b) insurance proceeds from condemnation awards or damages awarded by any judgment, in each case received by the Company or any of its Restricted Subsidiaries from such Event of Loss, net of:

(1) reasonable out-of-pocket expenses and fees relating to such Event of Loss (including legal, accounting and appraisal or insurance adjuster fees);

(2) taxes paid or payable after taking into account any reduction in Consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3) any repayment of Indebtedness that is secured by, or directly related to, the property or assets that are the subject of such Event of Loss; and

(4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Event of Loss and retained by the Company or any Restricted Subsidiary, as the case may be, after such Event of Loss, including liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Event of Loss.

“Newport” means Newport Global Opportunities Fund, L.P. and Newport Global Credit Fund (Master) LP.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Obligations” means:

(1) all principal of, premium, if any, and interest (including any interest which accrues after the commencement of any proceeding under any Bankruptcy Law with respect to the Company or any Guarantor, whether or not allowed or allowable in whole or in part as a claim in any such proceeding) on any Note;

(2) all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by the Company or any Guarantor (including any amounts which accrue after the commencement of any proceeding under any Bankruptcy Law with respect to the Company or any Guarantor, whether or not allowed or allowable in whole or in part as a claim in any such proceeding), and the performance of all other obligations or liabilities now existing or hereafter arising, pursuant to the Notes, this Indenture, the Guarantees or any Security Document;

(3) all expenses of the Trustee or the Collateral Agent as to which one or more of such agents has a right to reimbursement under this Indenture or any Security

Document, including any and all sums advanced by the Collateral Agent to preserve the Collateral or preserve its Liens in the Collateral; and

(4) in the case of each Guarantor, all amounts now or hereafter payable by such Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including any amounts which accrue after the commencement of any proceeding under any Bankruptcy Law with respect to the Company or such Guarantor, whether or not allowed or allowable in whole or in part as a claim in any such proceeding) on the part of such Guarantor pursuant to the Notes, this Indenture, the Guarantees or any Security Document;

together in each case with all renewals, modifications, refinancings, consolidations or extensions thereof.

“Notes” means the 15% Senior Subordinated Secured Notes due 2015 issued pursuant to this Indenture, including the Initial Notes and any Additional Notes, all treated as a single class.

“Obligations” means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 13.05 hereof.

“Parent” means Uno Restaurant Holdings Corporation, a Delaware corporation, and its successors and assigns, which is a holding company that, as of the Issue Date, directly owns all of the equity interests in the Company.

“Pari Passu Indebtedness” means (a) any Indebtedness of the Company that is equal in right of payment to the Notes and (b) with respect to any Guarantee, Indebtedness which ranks equal in right of payment to such Guarantee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means the lines of business conducted by the Company and its Restricted Subsidiaries on the Issue Date and businesses reasonably related, complementary or ancillary thereto, including reasonably related extensions or expansions thereof.

“Permitted Holders” means Parent, Coliseum, Twin Haven and Newport, and any of their respective Affiliates.

“Permitted Investment” means

(1) Investments in any Restricted Subsidiary or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary that is a Guarantor or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary that is a Guarantor;

(2) Indebtedness of the Company or a Restricted Subsidiary described under clauses (4), (5) and (6) of the definition of “Permitted Debt”;

(3) Investments in any of the Notes;

(4) Cash Equivalents;

(5) Investments acquired by the Company or any Restricted Subsidiary in connection with an asset sale permitted under Section 4.11 hereof to the extent such Investments are non-cash proceeds as permitted under such Section;

(6) Investments of the Company or any of its Restricted Subsidiaries in existence on the date of this Indenture;

(7) Investments acquired in exchange for Net Cash Proceeds contributed to the common equity capital of the Company after the date of this Indenture from the issuance and sale of Capital Stock of the Parent; provided that such Net Cash Proceeds are used to make such Investment within 10 days of the receipt thereof and the amount of all such Net Cash Proceeds will be excluded from clause (B) of the second clause (3) of Section 4.08(a);

(8) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(9) loans or advances to employees of the Company in the ordinary course of business for bona fide business purposes of the Company and its Restricted Subsidiaries (including travel, entertainment and moving expenses) the proceeds of which are used to purchase Capital Stock of the Company in the aggregate amount outstanding at any one time of $1.0 million;

(10) any Investments received in good faith in settlement or compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(11) Investments by the Company or any Restricted Subsidiary in joint ventures in the aggregate amount outstanding at any one time of up to $5.0 million; and

(12) other Investments in the aggregate amount outstanding at any one time of up to $7.0 million.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment, without regard to subsequent changes in value.

“Permitted Lien” means:

(1) any Lien existing as of the date of this Indenture on Indebtedness existing on the date of this Indenture and not otherwise referred to in this definition;

(2) the First Priority Liens;

(3) the Second Priority Liens;

(4) any Lien arising by reason of

(a) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(b) taxes, assessments or governmental charges or claims that are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;

(c) security made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security;

(d) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of money);

(e) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business;

(f) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

(g) operation of law in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; or

(h) Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary of the Company that is a Guarantor;

(5) any Lien securing Acquired Debt created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary; provided that such Lien only secures the assets acquired in connection with the transaction pursuant to which the Acquired Debt became an obligation of the Company or a Restricted Subsidiary;

(6) any Lien to secure performance bids, leases (including statutory and common law landlord’s liens), statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Subsidiary and not securing or supporting Indebtedness;

(7) any Lien securing Indebtedness permitted to be incurred under Interest Rate Agreements, Commodity Price Protection Agreements or Currency Hedging Agreements incurred pursuant to clause (6) of the definition of Permitted Debt;

(8) any Lien securing Capital Lease Obligations or Purchase Money Obligations permitted by clause (7) of the definition of Permitted Debt and which are incurred or assumed solely in connection with the acquisition, development or construction of real or personal, moveable or immovable property commencing within 90 days of such incurrence or assumption; provided that such Liens only extend to such acquired, developed or constructed property, such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto, and the incurrence of such Indebtedness is permitted by Section 4.07 hereof;

(9) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(10) (A) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary or such merger or consolidation; provided further, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary and assets fixed or appurtenant thereto; and (B)Liens on property, assets or shares of capital stock existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition and do not extend to any property other than the property so acquired;

(11) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (8) so long as no additional collateral is granted as security thereby;

(12) in addition to the items referred to in clauses (1) through (11) above, Liens of the Company and its Restricted Subsidiaries on Indebtedness in an aggregate amount which, when taken together with the aggregate amount of all other Liens on Indebtedness incurred pursuant to this clause (12) and then outstanding, will not exceed $7.0 million at any one time outstanding; and

(13) Liens to secure Indebtedness permitted by clause (14) of the definition of Permitted Debt.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“PIK Interest” means the portion of an installment of interest due on an Interest Payment Date payable by issuance of PIK Notes as and to the extent provided for in Section 4.01(d).

“PIK Interest Amount” means, with respect to any Interest Payment Date for any Note that is prior to the Maturity thereof and with respect to which the Company has duly made a PIK Interest Election, the portion of the aggregate installment of interest due and payable on such Interest Payment Date that is payable on such Interest Payment Date by issuance of PIK Notes in accordance with Section 2.02(a), such portion being up to one-third of such aggregate installment of interest.

“PIK Interest Election” means, with respect to any Interest Payment Date, an election by the Company duly given pursuant to Section 4.01(c) not to pay the entire amount of interest due on the Notes on such Interest Payment Date in cash.

“PIK Notes” means Notes issued (including by any increase in the principal amount of any outstanding Global Note previously authenticated hereunder) on any Interest Payment Date pursuant to Section 2.02(a) in payment of the portion of the aggregate installment of interest due and payable on any Notes on such Interest Payment Date constituting the PIK Interest Amount with respect to such Interest Payment Date for such Notes.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Private Placement Legend” means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under the Indenture except for Unrestricted Definitive Notes and Unrestricted Global Notes (or where otherwise permitted by the provisions of this Indenture).

“Public Equity Offering” means an underwritten public offering of common stock (other than Disqualified Stock) of any direct or indirect parent company of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-4 (or any successor form covering substantially the same transactions), Form S-8 (or any successor form covering substantially the same transactions) or otherwise relating to equity securities issuable under any employee benefit plan) with gross proceeds to any direct or indirect parent company of the Company of at least $25 million that are promptly contributed to the Company on a non-recourse basis.

“Purchase Money Obligations” means any Indebtedness secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased or constructed by the Company at any time after the Notes are issued; provided that

(1) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a “Purchase Money Security  Agreement”) shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom,

(2) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness, and

(3) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

“Regular Record Date” means each [_________] and [_________] preceding the applicable Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Gobal Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Gobal Note in the form of Exhibit A2 hereto bearing the Global Note Legend, the Private Placement Legend and the Temporary Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day restricted period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by a Board Resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.19 hereof.

“Restructuring Expenses” means losses, expenses and charges incurred in connection with restructuring within the Company and one or more of its Restricted Subsidiaries, including in connection with the integration of acquired businesses or Persons, dispositions of one or more Subsidiaries or businesses, existing of one or more lines of business and relocation or consolidation of facilities, including severance, lease termination and other non-ordinary course, non-operating costs and expenses in connection therewith as set forth in an Officers’ Certificate.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Second Priority Liens” means all Liens that secure all or any portion of the Note Obligations.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Security Agreement” means the Security Agreement, dated as of the date of this Indenture, among the Collateral Agent, the Trustee, the Company and the other grantors identified therein granting, among other things, a Lien on the Collateral described therein in favor of the Collateral Agent for the benefit of the Trustee and the Holders of Notes, as amended, modified, restated, supplemented or replaced from time to time in accordance with the terms hereof and thereof.

“Security Documents” means the Security Agreement, the Leasehold Mortgage and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other agreements or instruments evidencing or creating or purporting to create any Security Interests in favor of the Collateral Agent for the benefit of the Trustee and the Holders of Notes, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.

“Security Interests” means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent for the benefit of the Trustee and the Holders of Notes.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereof.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission as in effect on the date of this Indenture.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Stockholder Agreement” means the Stockholder Agreement, dated as of [_______], among [the Company,] [Parent] and the Equity Holders.

“Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Notes or a Guarantee, as the case may be.

“Subordination Agreement” means the Subordination Agreement, dated as of the date of this Indenture, between Wells Fargo Capital Finance, Inc., as Senior Agent (the “Senior Agent”), and U.S. Bank National Association, as Collateral Agent and Trustee, as amended, modified, restated, supplemented or replaced from time to time in accordance with the terms hereof and thereof.

“Subsidiary” of a Person means

(a) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or

(b) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

(c) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

“Subsidiary Guarantors” means each of the direct and indirect subsidiaries of the Company named in Schedule A hereto and any other Subsidiary that executes a Guarantor Supplemental Indenture in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case until such Person is released from its Guarantee in accordance with the terms of this Indenture.

“Temporary Regulation S Legend” means the legend set forth in Section 2.07(h) hereof, which is required to be placed on the Regulation S Temporary Global Note.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“Trustee” means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Twin Haven” means Twin Haven Capital Partners, LLC.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A1 attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with Section 4.19 hereof.

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary

(a) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate of the Company, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and

(b) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;

provided that notwithstanding the foregoing, any Unrestricted Subsidiary may guarantee the Notes.

“U.S. Legal Tender” means such coin or currency of the United States of America which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.

“U.S. Government Obligations” means (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U. S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depositary receipt.

“U. S. Person” means a U. S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment and (b) the amount of each such principal payment by (2) the sum of all such principal payments.

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Restricted Subsidiary (other than directors’ qualifying shares).

Section 1.02. Other Definitions.

TERM	DEFINED IN SECTION
“Act”	13.14
“Affiliate Transaction”	4.09
“Asset Sale Offer”	4.11
“Asset Sale Offer Date”	4.11
“Asset Sale Offer Price”	4.11
“Authentication Order”	2.02
“Change of Control Offer”	4.21
“Change of Control Purchase Date”	4.21
“Change of Control Purchase Notice”	4.21
“Change of Control Purchase Price”	4.21
“Collateral Asset Sale”	4.11
“Collateral Asset Sale Offer”	4.11
“Collateral Asset Sale Offer Date”	4.11
“Collateral Asset Sale Offer Price”	4.11
“Collateral Excess Proceeds”	4.11
“Covenant Defeasance”	8.03
“Defeasance Redemption Date”	8.04
“Designation”	4.19
“Designation Amount”	4.19
“Event of Default”	6.01
“Excess Loss Proceeds”	4.16
“Excess Proceeds”	4.11
“Funds in Trust”	8.04
“incur”	4.07
“Legal Defeasance”	8.02
“Legal Holiday”	13.20
“Loss Proceeds Offer”	4.16
“Loss Proceeds Offer Date”	4.16
“Loss Proceeds Offer Price”	4.16

“Paying Agent”	2.04
“Permitted Debt”	4.07
“Permitted Payment”	4.08
“Purchase Money Security Agreement”	1.01
“Registrar”	2.04
“Related Proceedings”	13.09
“Restricted Payments”	4.08
“Revocation”	4.15
“Sarbanes-Oxley Act”	4.03
“Senior Agent”	1.01
“Specified Courts”	13.09
“Surviving Entity”	5.01
“Surviving Guarantor Entity”	5.01
“Trustee”	8.05

Section 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and words in the plural include the singular;

(v) “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(vi) when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation”;

(vii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated;

(viii) solely for the purposes of Section 4.07, all obligations with respect to redemption, repayment or other repurchase of any Disqualified Stock of any Person and the amount of the liquidation preference of any Preferred Stock of such Person shall be deemed “Indebtedness” of such Person and the amount thereof outstanding at any time shall be (a) in the case of Disqualified Stock, as specified in the last sentence of the definition thereof or (b) in the case of Preferred Stock, (1) the maximum liquidation value of such Preferred Stock or (2) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(ix) provisions apply to successive events and transactions; and

(x) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

ARTICLE TWO
The Notes

Section 2.01. Form and Dating.

(a) General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A1 or A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered, global form without interest coupons and only shall be in minimum denominations of $5,000 and integral multiples of $1,000 in excess thereof, subject to the payment of interest on any Notes on any Interest Payment Date by issuance of PIK Notes, in which case the aggregate principal amount of Notes issued in global form previously authenticated hereunder may be increased by, or Additional Notes constituting PIK Notes may be issued in, integral multiples of $1.00 in an aggregate principal amount equal to the PIK Interest Amount with respect to such Interest Payment Date for such Notes rounded up the nearest whole dollar.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, any Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A1 or A2 attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions or repurchases or issuances of Notes.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

(c) Temporary Global Notes.  Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for DTC in New York, New York, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from Euroclear and Clearstream certifying that they have received certification of non-United States Beneficial Ownership of 100% of the aggregate principal amount at maturity of the Regulation S Temporary Global Note (except to the extent of any Beneficial Owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a Beneficial Ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.07(b) hereof), and (ii) an Officers’ Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Cedel Bank” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

(e) Additional Notes.  Notwithstanding anything else herein, with respect to any Additional Notes issued subsequent to the date of this Indenture, all provisions of this Indenture shall be construed and interpreted to permit the issuance of such Additional Notes and to allow such Additional Notes to become fungible and interchangeable with the Initial Notes originally issued under this Indenture. Indebtedness represented by Additional Notes shall be subject to the covenants contained herein.

Section 2.02. Execution and Authentication.

(a) An Executive Officer of the Company shall sign the Notes for the Company by manual or facsimile signature. The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $25.0 million and (ii) Additional Notes for original issue after the Issue Date in an aggregate principal amount not to exceed $15.0 million, in each case upon a written order of the Company in the form of an Officers’ Certificate (an “Authentication Order”).  In addition, each such Authentication Order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and whether the Notes are to be Initial Notes or Additional Notes and, if Additional Notes, whether they are PIK Notes.

Upon the Trustee’s receipt of an Authentication Order for authentication of PIK Notes to be delivered to Holders of the Notes on an Interest Payment Date prior to Maturity of such Notes in satisfaction of the portion of the aggregate installment of interest due and payable on such Notes on such Interest Payment Date constituting the PIK Interest Amount with respect to such Interest Payment Date for such Notes, the Trustee shall authenticate for original issue Additional Notes constituting PIK Notes (or increase the principal amount of any Global Notes previously authenticated hereunder) in an aggregate principal amount equal to such PIK Interest Amount with respect to such Interest Payment Date for such Notes, all as specified in such Authentication Order.  Each such Authentication Order shall specify the respective amount of the Additional Notes constituting PIK Notes to be authenticated or principal amount of Global Notes previously authenticated to be increased and the Interest Payment Date on which the Additional Notes constituting PIK Notes are to be authenticated or the principal amount of Global Notes is to be increased.  On any Interest Payment Date on which the Company pays PIK Interest on any Notes by increasing the principal amount of any Global Note previously authenticated hereunder, the Trustee shall increase the principal amount of such Global Note by an amount equal to the PIK Interest Amount with respect to such Interest Payment Date for such Notes, rounded up to the nearest $1.00, to the credit of the Holders of such Notes as of the relevant Regular Record Date for such Interest Payment Date, pro rata in accordance with their interests, and an adjustment shall be made on the books and records of the Registrar with respect to such Global Note by the Registrar to reflect such increase.  On any Interest Payment Date on which the Company pays PIK Interest on any Notes by issuing Additional Notes constituting PIK Notes, the Trustee shall deliver to the Holders of such Notes as of the relevant Regular Record Date for such Interest Payment Date Additional Notes constituting PIK Notes having an aggregate principal amount equal to the PIK Interest Amount with respect to such Interest Payment Date for such Notes, with the principal amount thereof rounded up to the nearest $1.00.

The Trustee shall also authenticate for original issuance any Additional Notes not constituting PIK Notes (or increase the principal amount of any Global Note previously authenticated hereunder) in the aggregate principal amount of such Additional Notes, all as specified in the Authentication Order therefor.

(b) If an Executive Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(c) A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d) The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture shall be limited to $40.0 million.

(e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

(f) Each Additional Note is an additional obligation of the Company and shall be governed by, and entitled to the benefits of, this Indenture and shall be subject to the terms of this Indenture, shall rank pari passu with and be subject to the same terms (including the rate of interest from time to time payable thereon) as all other Notes (except, as the case may be, with respect to the issue date).

Section 2.03. Methods of Receiving Payments on the Notes.

If a Holder of Notes has given wire transfer instructions to the Company at least 10 Business Days before payment is due, the Company shall pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes, including payments on PIK Notes (except payments on PIK Notes or Global Notes which shall be made as provided in Sections 2.02 and 4.01) shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make cash interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Payments of interest to the Trustee as Paying Agent, if the Trustee then acts as Paying Agent, with respect to any Interest Payment Date (as defined in the Notes) shall be made by the Company in immediately available funds for receipt by the Trustee one Business Day prior to the such Interest Payment Date (or in no event later than 1:00 p.m. Eastern Time on such Interest Payment Date).

Section 2.04. Registrar and Paying Agent.

(a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

(c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

(d) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee in writing, in advance, of the name and address of any such Agent.  If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation therefor, pursuant to Section 7.07.

Section 2.05. Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal or premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.07. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person (as defined in Rule 902(k) of Regulation S) or for the account or benefit of a U.S. Person (other than a “distributor” (as defined in Rule 902(d) of Regulation S)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in  Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) if permitted under Section 2.07(a) hereof, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(i) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof; and

(B) if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or Regulation S Permanent Global Note, as the case may be, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(C) if the transferee is required by the Applicable Procedures to take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted  Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and

(A) the Registrar receives the following:

(1)
if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)
if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(v) Transfer or Exchange of Beneficial Interests in an Unrestricted  Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted  Definitive Notes.  Subject to Section 2.07(a) hereof, if any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction (as defined in Section 902(h) of Regulation S) in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Temporary Global Note to  Definitive Notes.  Notwithstanding Sections Section 2.07(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted  Definitive Notes.  Subject to Section 2.07(a) hereof, a Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if

(A) the Registrar receives the following:

(1)
if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)
if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (iii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.07(c)(iii), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Definitive Note that does not bear the Private Placement Legend in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.07(i), the aggregate principal amount of the applicable Restricted Global Note.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted  Definitive Notes.  Subject to Section 2.07(a) hereof, if any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted  Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.07(i) hereof, the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note and in all other cases the IAI Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted  Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if

(A) the Registrar receives the following:

(1)
if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)
if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.07(i) hereof the aggregate principal amount of one of the Global Notes.

(iv) Transfer or Exchange of Unrestricted Definitive Notes to  Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if

(A) the Registrar receives the following:

(1)
if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)
if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (A), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.07(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such holder.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Issue Date.  Upon the Issue Date, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (A) one or more Unrestricted Global Notes in an aggregate principal amount of Initial Notes issued pursuant to 11 U.S.C. Section 1145 to Persons not deemed an “underwriter” within the meaning of 11 U.S.C. Section 1145 or an “affiliate” or “control person” within the meaning of the Securities Act.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, THE GUARANTEES ENDORSED HEREON, NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON, BY ITS ACCEPTANCE HEREOF, AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE “RESALE  RESTRICTION TERMINATION DATE”), EXCEPT THAT THE NOTES AND GUARANTEES MAY BE TRANSFERRED (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES AND THE GUARANTEES ENDORSED THEREON ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (1) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO

CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THIS NOTE AND THE GUARANTEES ENDORSED HEREON ARE SUBJECT TO THE TERMS OF THE SUBORDINATION AGREEMENT (AS DEFINED IN THE INDENTURE REFERRED TO HEREIN).

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) (and any note not required by law to have such a legend), shall not bear the Private Placement Legend.

In addition, the foregoing legend may be adjusted for future issuances in accordance with applicable law.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

(h) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE REGULATION S PERMANENT GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING

AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(B)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR SYSTEM OR CLEARSTREAM LUXEMBOURG, A SOCIETE ANONYME AND ONLY (1) TO THE COMPANY, (2) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF THE CASES (1) THROUGH (4) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

BENEFICIAL INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RESTRICTED GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE REGULATION S TEMPORARY GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A GLOBAL TRANSFER RESTRICTED NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY

IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR SYSTEM OR CLEARSTREAM LUXEMBOURG, A SOCIETE ANONYME.

(i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(j) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.11, 4.21 and 9.05 hereof).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Regular Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail.

Section 2.08. Replacement Notes.

(a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for their expenses in replacing a Note.

(b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09. Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b) If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent or notice, Notes owned by the Company, or by any Subsidiary shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or notice, only Notes that the Trustee knows are so owned shall be so disregarded.  To the extent permitted by the TIA, certain provisions of the TIA applicable to the foregoing have been expressly excluded and are covered by Sections 6.04 and 6.05 hereof.

The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes (including any outstanding Additional Notes issued (including by any increase in the principal amount of any Global Note previously authenticated) hereunder) outstanding at such date of determination (as determined in accordance with this Section 2.10 and Section 2.09).  With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes then outstanding, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes held by Holders that have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with this Section 2.10 and Section 2.09.  Any such calculation made pursuant to this Section 2.10 shall be made by the Company and delivered to the Trustee pursuant to an Officers’ Certificate.

Section 2.11. Temporary Notes.

(a) Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

(b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in cash in any lawful manner plus, to the extent lawful, interest payable in cash on the defaulted interest, to the Persons who are Holders on the Regular Record Date for the interest payment or a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14. CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.15. [Intentionally Omitted].

Section 2.16. Issuance of Additional Notes.

The Company shall be entitled, subject to its compliance with Section 4.01 and other applicable provisions hereof, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance and issue price.  The Initial Notes issued on the date hereof and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and offers to purchase.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b) the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes not to be fungible for U.S. federal income tax purposes with the Notes; and

(c) whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.07 hereof relating to Restricted Global Notes and Restricted Definitive Notes.

Section 2.17. Deposit of Moneys.

Prior to 1:00 p.m. New York, New York time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to make payments, if any, of any principal, premium and interest (other than any interest payable as PIK Interest on such Interest Payment Date in accordance with Section 4.01(d)) due on such Interest Payment Date or the Maturity Date, as the case may be.

Section 2.18. Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

ARTICLE THREE
Redemption and Prepayment

Section 3.01. Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (or such shorter period as allowed by the Trustee), an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed.

(a) If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes not more than 60 days prior to the redemption date, or otherwise in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and reasonable and in any case in accordance with the rules and procedures of the applicable Depositary. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

(b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Notes in amounts of $5,000 or less shall be redeemed in part. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $5,000. Notes and portions of Notes selected shall be in amounts of $5,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. Redemptions pursuant to Section 3.07 hereof shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the provisions of DTC or other depositary).

Section 3.03. Notice of Redemption.

(a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address and send a copy to the Trustee at the same time.

The notice shall identify the Notes (including CUSIP number(s)) to be redeemed and shall state:

(i) the redemption date;

(ii) the appropriate method for calculation of the redemption price, but need not include the redemption price itself; the actual redemption price shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two (2) Business Days prior to the redemption date;

(iii) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(iv) the name and address of the Paying Agent;

(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(vi) that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(vii) the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(viii)  that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

(b) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless the Trustee shall have agreed to a shorter period), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.

(c) If any of the Notes to be redeemed are in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemption.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional or subject to conditions precedent. Any defect in or any failure to give notice prescribed by this paragraph shall not affect the validity of the proceedings for the redemption of any Note.

Section 3.05. Deposit of Redemption Price.

(a) One Business Day prior to the redemption date the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

(b) If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid in cash to the Holder in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $5,000 or less shall be redeemed in part.

Section 3.07. Optional Redemption.

(a) Commencing on the Issue Date, the Company may redeem for cash all or a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $5,000 or whole multiples of $1,000 in excess thereof at the following redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the rights of holders of record on the relevant Regular Record Dates to receive interest due on an Interest Payment Date), if redeemed during the twelve-month periods indicated below (with Year 1 commencing on the Issue Date):

Redemption Price

Year 1	105.00%
Year 2	103.00%
Year 3	101.00%
Year 4 thereafter	100.00%

(b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08. Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09. Application of Trust Money.

All money deposited with the Trustee pursuant to Section 12.02 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

Section 3.10. Company May Acquire Notes.

The Company or its Affiliates (or any Person acting on behalf of the Company or its Affiliates) may at any time and from time to time acquire the Notes by means other than redemption, including by tender offer, open market purchases, negotiated transactions or otherwise, so long as such acquisition is not prohibited by applicable securities laws or regulations or the terms of this Indenture.  In accordance with, and subject to, Section 2.12, the Company may deliver such acquired Notes to the Trustee for cancellation.

ARTICLE FOUR
Covenants

Section 4.01. Payment of Notes.

(a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.

(b) The principal of, or premium, if any, or interest on the Notes payable in cash shall be considered paid on the date due if the Paying Agent (other than the Company or an Affiliate of the Company) holds at 1:00 p.m. New York, New York time on that date U.S. Legal Tender designated for and sufficient to pay all principal, premium, if any, and interest on the Notes then due.  The portion of an installment of interest, if any, on the Notes payable as PIK Interest on any Interest Payment Date shall be considered paid on such date if on such date (1) to the extent such PIK Interest is paid by issuance of Additional Notes constituting PIK Notes, PIK Notes having an aggregate principal amount equal to the PIK Interest Amount with respect to such Interest Payment Date for such Notes have been executed and delivered, together with an Authentication Order in accordance with Section 2.02, to the Trustee for authentication and delivery to the Holders of such Notes in accordance with the terms of this Indenture and (2) to the extent such PIK Interest is paid by increasing the principal amount of Global Notes previously authenticated hereunder, the Company has directed the Trustee in writing to increase the principal amount of such Global Notes previously authenticated by the PIK Interest Amount with respect to such Interest Payment Date for such Notes.  The portion of any installment of interest on Notes payable as PIK Interest that is not paid on the date it is due shall be payable solely in cash.

(c) Not less than five Business Days prior to each Interest Payment Date with respect to the Notes, so long as such Interest Payment Date is prior to Maturity, the Company shall be entitled to deliver a notice to the Trustee specifying (i) that the Company has elected, so long as such Interest Payment Date is prior to Maturity, not to pay the entire amount of interest due on such Interest Payment Date in cash, (ii) the respective aggregate amounts of interest to be paid in cash and as PIK Interest as determined in accordance with Section 4.01(d) and (iii) the respective aggregate amounts of PIK Interest to be paid through increases in the aggregate principal amount of Global Notes previously authenticated hereunder or through the issuance of Additional Notes constituting PIK Notes.  If the Company does not deliver such notice with respect to any such Interest Payment Date within the time period specified in the preceding sentence, the Company shall be deemed to have elected to pay the entire amount of interest due on such Interest Payment Date in cash.  On the relevant Interest Payment Date for any Note as to which such notice has been timely given, so long as such Interest Payment Date is prior to Maturity, the Trustee shall record increases in the Global Notes or authenticate and deliver Additional Notes constituting PIK Notes, as appropriate, in an aggregate principal amount equal to the PIK Interest Amount with respect to such Interest Payment Date for such Notes.  The Company shall deliver an Authentication Order to the Trustee in accordance with Section 2.02 upon issuance of PIK Notes in payment of PIK Interest.

(d) Interest shall accrue on the principal amount of any outstanding Notes at a rate of 15% per annum and be payable solely in cash; provided, however, that, if with respect to any Interest Payment Date that occurs prior to Maturity of any Notes, the Company has duly elected pursuant to Section 4.01(c) not to pay the entire installment of interest due on such Interest Payment Date in cash, and if (but only if) the Company pays on such Interest Payment Date the entire installment of interest on such designated Notes due on such Interest Payment Date, the portion of such installment equal to the PIK Interest Amount with respect to such Interest Payment Date (i.e., the designated portion equal to up to one-third of the aggregate amount thereof) shall be payable by issuance of PIK Notes in accordance with Section 2.02(a) and the remainder of such installment shall be payable in cash.

(e) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal in cash at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

(f) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

Section 4.02. Maintenance of Office or Agency.

(a) The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates the office of U.S. Bank Trust National Association at 100 Wall Street, Suite 1600, New York, New York 10005, as one such office or agency of the Company in accordance with Section 2.04 of this Indenture.

Section 4.03. Reports.

So long as any of the Notes remain outstanding, the Company and the Guarantors shall furnish to the Trustee, the Holders of the Notes and to prospective purchasers of the Notes, upon their request, the information required pursuant to Rule 144A(d)(4) under the Securities Act.  The Company will also comply with the provisions of Section 314(a) of the TIA, to the extent such Section 314(a) should become applicable to it.

Section 4.04. Compliance Certificate.

(a) The Company and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled their obligations under this Indenture, without regard to notice or grace periods, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled their obligations under this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) To the extent set forth in Section 314(a) of the TIA, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the independent public accountants (which shall be a firm of established national reputation) of the Company (or Parent, if applicable) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of this Article Four or Article Five hereof (insofar as they relate to accounting matters) or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days of the occurrence of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. Taxes.

The Company shall pay, and shall cause each of their respective Subsidiaries to pay, prior to delinquency, any material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06. Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Incurrence of Indebtedness and Issuance of Disqualified Stock.

(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Debt) and the Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, issue any Disqualified Stock; provided, however, that, if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of this Indebtedness, the Company and the Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Company’s Consolidated Fixed Charge Coverage Ratio for the Company’s most recent four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred or such Disqualified Stock is issued was at least equal to or greater than 2:1.

(b) Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the “Permitted Debt”):

(1) Indebtedness of the Company and the Guarantors under a Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $37.5 million under any term loans made pursuant thereto or under any revolving credit facility or in respect of letters of credit thereunder, minus all principal payments made in respect of any term loans or minus the amount by which any commitments thereunder are permanently reduced, in each case, from the proceeds or one of more Asset Sales pursuant to clause (b)(i) of Section 4.11 hereof;

(2) Indebtedness of the Company or any Guarantor pursuant to the Notes (including, for the avoidance of doubt, all Additional Notes) and any Guarantee of the Notes (including, for the avoidance of doubt, all Additional Notes);

(3) Indebtedness of the Company or any Guarantor outstanding on the date of this Indenture, and not otherwise referred to in this definition of “Permitted Debt;”

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Intercompany Debt; provided, however, that:

(a) if the Company or any Guarantor is the obligor on such Intercompany Debt and the payee is not the Company or a Guarantor, such Intercompany Debt must be expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Notes, in the case of the Company, or the Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Capital Stock that results in any such Intercompany Debt being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Intercompany Debt to a Person that is not any of the Company, a Guarantor or, in the case where the payor on such Intercompany Debt is not the Company or a Guarantor, any Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Intercompany Debt by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4);

(5) guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary which is permitted to be incurred under this Indenture; provided that in the case of a guarantee of any Restricted Subsidiary that is not a Guarantor, such Restricted Subsidiary complies with Section 4.12 hereof; provided further that if the Indebtedness being guaranteed is subordinated in right of payment to the Notes or a Note Guarantee, then such Guarantee shall be subordinated in right of payment to the same extent as the Indebtedness guaranteed;

(6) obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business and not for speculative purposes:

(a) pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding,

(b) under any Currency Hedging Agreements relating to (1) Indebtedness of the Company or any Restricted Subsidiary and/or (2) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided, however, that such Currency Hedging Agreements do not increase the Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder or

(c) under any Commodity Price Protection Agreements which do not increase the amount of Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable thereunder;

(7) Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property (real or personal), plant or equipment used in the business of the Company or any of its Restricted Subsidiaries (whether through the direct acquisition of such assets or the acquisition of Capital Stock of any Person owning such assets), in an aggregate principal amount pursuant to this clause (7) not to exceed the greater of (x) $5.0 million and (y) 5.0% of Consolidated Net Tangible Assets outstanding at any time; provided that the principal amount of any Indebtedness permitted under this clause (7) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed;

(8) Indebtedness of the Company or any Restricted Subsidiary in connection with (a) one or more standby letters of credit issued by the Company or a Restricted Subsidiary in the ordinary course of business consistent with past practice and (b) other letters of credit, surety, performance, appeal or similar bonds, bankers’ acceptances, completion guarantees or similar instruments pursuant to self-insurance and workers’ compensation obligations; provided that, in each case contemplated by this clause (8), upon the drawing of such letters of credit or other instruments, such obligations are reimbursed within 30 days following such drawing;

(9) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three Business Days of incurrence;

(10) Indebtedness of the Company to the extent the net proceeds thereof are promptly deposited to defease or satisfy the Notes pursuant to Article Eight or Article Twelve;

(11) Permitted Refinancing Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, extend, substitute, refund, refinance or replace, any Indebtedness, including any Disqualified Stock, incurred pursuant to paragraph (a) of this Section 4.07 and clauses (2), (3) and this clause (11) of this paragraph (b);

(12) the incurrence by the Company and any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Company or such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of the Company or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(13) the issuance of Disqualified Stock or Preferred Stock by any of the Company’s Restricted Subsidiaries issued to the Company or another Restricted Subsidiary; provided, however, that if the issuer of such shares of Disqualified Stock or Preferred Stock is a Restricted Subsidiary that is not a Guarantor and the purchaser of such shares is the Company or a Guarantor, such Investment must be permitted as a Permitted Investment described in clause 1(b) of the definition thereof and:

(a) any subsequent issuance or transfer of Capital Stock that results in any such Disqualified Stock or Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary; and

(b) any sale or other transfer of any such Disqualified Stock or Preferred Stock to a Person that is not any of the Company, a Guarantor or, in the case where the issuer of such Disqualified Stock or Preferred Stock is not a Guarantor, any Restricted Subsidiary,

will be deemed, in each case, to constitute an issuance of such Disqualified Stock or Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (13); and

(14) Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (1) through (13) above, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness, so long as the aggregate principal amount, or accreted value, as applicable, of all such Indebtedness shall not exceed $7.0 million outstanding at any one time in the aggregate.

(c) Notwithstanding the foregoing, the Company will not, and will not permit any of its Restricted Subsidiaries to, incur secured Indebtedness (including Indebtedness under mortgages and Capital Lease Obligations) in excess of $82.5 million outstanding at any one time in the aggregate.

(d) For purposes of determining compliance with this Section 4.07, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this Section 4.07, the Company in its sole discretion shall classify or reclassify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types; provided that Indebtedness under the Credit Agreement which is in existence following the Issue Date, and any renewals, extensions, substitutions, refundings, refinancings or replacements thereof, in an amount not in excess of the amount permitted to be incurred pursuant to clause (1) of paragraph (b) above, shall be deemed to have been incurred pursuant to clause (1) of paragraph (b) above rather than paragraph (a) above.

(e) Indebtedness permitted by this Section 4.07 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness.

(f) Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the accretion or payment of dividends on any Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.07; provided, in each such case, that the amount thereof as accrued is included in the calculation of the Consolidated Fixed Charge Coverage Ratio of the Company.

(g) For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

(h) Notwithstanding any other provision of this Section 4.07, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.07 will not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(i) If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (x) the principal of such Indebtedness and (y) the amount that may be drawn under such letter of credit.

(j) The amount of Indebtedness issued at a price less than the amount of the liability thereof shall be determined in accordance with GAAP.

(k) The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Guarantees on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely as a result of being unsecured, having a junior lien position, having a later maturity date, or being junior to such other indebtedness with respect to order of payments or application of funds.

Section 4.08. Restricted Payments.

(a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly:

(1) pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

(2) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company’s Capital Stock or any Capital Stock of any direct or indirect parent of the Company;

(3) make any principal payment on or with respect to, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness except a purchase, repurchase, redemption, defeasance or retirement within one year of final maturity thereof;

(4) pay any dividend or distribution on account of any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Restricted Subsidiaries or (b) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary); or

(5) make any Investment in any Person (other than any Permitted Investments);

(any of the foregoing actions described in clauses (a)(1) through (a)(5) above, other than any such action that is a Permitted Payment (as defined below), collectively, “Restricted Payments”), unless

(1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) under paragraph (a) of Section 4.07; and

(3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the date of this Indenture and all Designation Amounts does not exceed the sum of:

(A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the date of this Indenture and ending on the last day of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss); plus

(B) 100% of the aggregate net proceeds (including the Fair Market Value of property) received after the date of this Indenture by the Company as a contribution to its common equity capital from any direct or indirect parent of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth in clause (2) or (3) of paragraph (b) below); plus

(C) (i) in the case of the disposition or repayment of any Investment constituting a Restricted Payment (including any Investment in an Unrestricted Subsidiary) made after the date of this Indenture, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes, and

(ii) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company’s interest in such Subsidiary; provided, however, that if such amount exceeds the amount of the Restricted Payment deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary, then only 50% of such excess may be added for purposes of this clause (C)(ii); plus

(D) any amount which previously qualified as a Restricted Payment on account of any guarantee entered into by the Company or any Restricted Subsidiary; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

(b) Notwithstanding the foregoing, and in the case of clauses (2) through (8)(B) and (8)(D) through (13) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (1) through (5) and (7) through (10) being referred to as a “Permitted Payment”):

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section 4.08 and such payment shall have been deemed to have been paid on such date of declaration;

(2) the purchase, repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company or any direct or indirect parent of the Company out of the Net Cash Proceeds of substantially concurrent contributions to the common equity capital of the Company by any direct or indirect parent of the Company; provided that the Net Cash Proceeds from such contributions are excluded from clause (B) of the second clause (3) of paragraph (a) of this Section 4.08;

(3) the purchase, repurchase, redemption, defeasance, satisfaction and discharge, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness of the Company or any Restricted Subsidiary in an amount not in excess of the Net Cash Proceeds of substantially concurrent contributions to the common equity capital of the Company by any direct or indirect parent of the Company; provided that the Net Cash Proceeds from such contributions are excluded from clause (B) of the second clause (3) of paragraph (a) of this Section 4.08;

(4) the purchase, repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness of the Company or any Restricted Subsidiary through an incurrence of Permitted Refinancing Indebtedness;

(5) any payment of dividends, other distributions or other amounts or the making of loans or advances by the Company to any direct or indirect parent of the Company for the purposes set forth in clauses (A) through (D) below:

(A) for any direct or indirect parent company of the Company to pay accounting, legal and other fees required to maintain its corporate existence and to provide for other operating costs, in each case related to the Company;

(B) in an amount not to exceed an aggregate $200,000 per fiscal year required by any direct or indirect parent of the Company to pay to Coliseum and Twin Haven for management, consulting or financial advisory services;

(C) to pay franchise taxes and to pay federal, state, local and foreign income taxes to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries (and, to the extent of amounts actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries); and

(D) to pay reasonable directors fees and to reimburse reasonable out-of-pocket expenses of the Board of Directors of any direct or indirect parent of the Company;

(6) any distribution, loan or advance to any direct or indirect parent entity of the Company for the purchase, repurchase, redemption or other acquisition for value of Capital Stock of any direct or indirect parent of the Company, in each case, owned by employees, former employees, directors or former directors, consultants or foreign consultants of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors, consultants or foreign consultants) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement, or consulting agreement; provided, however, that the aggregate amount paid, loaned or advanced pursuant to this clause (6) will not, in the aggregate, exceed $1.25 million per fiscal year; provided, further that the Company may carry forward and make in the next succeeding two fiscal years, in addition to the amounts permitted for such fiscal year pursuant to this clause (6), any unused amounts from the previous two fiscal years so long as the amount in any fiscal year does not exceed $2.5 million;

(7) the declaration and payment of dividends and distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or incurred in accordance with Section 4.07 hereof;

(8) following the first Public Equity Offering of any direct or indirect parent of the Company after the date of this Indenture, the payment of dividends on the Company’s common stock solely for the purpose of funding the payment of dividends on such company’s common stock in an amount not to exceed 6% per annum of the gross proceeds of such Public Equity Offering received by any direct or indirect parent of the Company and contributed to the common equity capital of the Company;

(9) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase Notes pursuant to Section 4.21 hereof (including the repurchase of all Notes tendered), any purchase or redemption of Indebtedness of the Company subordinated to the Notes that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101 % of the outstanding principal amount thereof (plus accrued and unpaid interest); and

(10) other Restricted Payments not otherwise permitted pursuant to this Section 4.08 in an aggregate amount not to exceed $7.0 million.

(c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment.  The Fair Market Value of any assets or securities that are required to be valued by this Section 4.08 will be determined by the Board of Directors of the Company, whose resolution with respect thereto will be delivered to the Trustee.  In determining whether any Restricted Payment is permitted by this Section 4.08, the Company may allocate all or any portion of such Restricted Payment among the categories described in clauses (1) through (7) of the immediately preceding clause (b) of this Section 4.08 or among such categories and the types of Restricted Payments described in clause (a) of this Section 4.08; provided that at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this Section 4.08.

Section 4.09. Transactions with Affiliates.

(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) (each, an “Affiliate Transaction”) unless such Affiliate Transaction is entered into in good faith and in writing and

(1) such Affiliate Transaction or series of related Affiliate Transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with a party who is not an Affiliate of the Company,

(2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration having a Fair Market Value in excess of $3.0 million,

(a) the Company delivers an Officers’ Certificate to the Trustee certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (1) above, and

(b) such Affiliate Transaction or series of related Affiliate Transactions is in writing and (I) has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (II) in the event there is no Disinterested Director, is fair to the Company or such Restricted Subsidiary from a financial point of view in the opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of transactions or series of related transaction similar to such Affiliate Transaction or series of related Affiliate Transactions, or

(3) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration having a Fair Market Value in excess of $5.0 million, such Affiliate Transaction or series of related Affiliate Transactions is in writing and the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the Affiliate Transaction or series of related Affiliate Transactions is fair to the Company or such Restricted Subsidiary from a financial point of view;

(b) However, paragraph (a) above shall not apply to:

(1) employee benefit arrangements with any officer or director of the Company and any direct or indirect parent of the Company, including under any employment agreement, stock option or stock incentive plans, and customary indemnification arrangements with officers or directors of the Company and any direct or indirect parent of the Company, in each case entered into in the ordinary course of business;

(2) payment of reasonable directors fees to directors of the Company and any direct or indirect parent of the Company;

(3) any Restricted Payments or Permitted Payments made in compliance with Section 4.08 hereof or any Permitted Investment;

(4) transactions involving the Company or any of its Restricted Subsidiaries on the one hand, and Twin Haven and Coliseum and/or any of their respective Affiliates, on the other hand, in connection with management, financial advisory, financing or similar services, which payments are approved by a majority of the Disinterested Directors;

(5) any transactions undertaken pursuant to any contracts in existence on the Issue Date (as in effect on the Issue Date) and any renewals, replacements or modifications of such contracts (pursuant to new transactions or otherwise) on terms no less favorable to the Holders of the Notes than those in effect on the Issue Date;

(6) payments of any management, consulting or financial advisory fees to Twin Haven and Coliseum and their respective Affiliates pursuant to the Advisory Services Agreements in an amount not to exceed $200,000 in the aggregate per fiscal year, and transactions pursuant to such Advisory Services Agreements;

(7) loans and advances to employees made in the ordinary course of business of any direct or indirect parent of the Company, the Company or such Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $500,000 in the aggregate at any one time outstanding;

(8) any tax sharing agreement or arrangement and payments pursuant thereto among the Company and its Subsidiaries and any other Person with which the Company and its Subsidiaries is required or permitted to file a consolidated, combined or unitary tax return or with which the Company or any of its Restricted Subsidiaries is or could be part of a consolidated, combined or unitary tax group for tax purposes in amounts not otherwise prohibited by this Indenture;

(9) sales of Capital Stock (other than Disqualified Stock) to Affiliates of the Company; provided that the consideration received in respect of such sales is at Fair Market Value, and sales of Additional Notes in an aggregate principal amount not to exceed $5.0 million pursuant to a rights offering to Holders of the Initial Notes;

(10) transactions with customers, clients, suppliers or purchasers or sellers of goods and services, in each case in the ordinary course of business consistent with past practice and otherwise in compliance with the terms of this Indenture that are on terms no less favorable than those that would have been obtained in a comparable transaction with an unrelated party or on terms that are approved by the Board of Directors of the Company, including a majority of the Disinterested Directors, if any; and

(11) transactions pursuant to the Stockholder Agreement.

Section 4.10. Liens.

(a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur or affirm any Lien of any kind on or with respect to the Collateral except Permitted Liens.

(b) Subject to paragraph (a) above, the Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur or affirm any Lien of any kind, other than Permitted Liens, upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the date of this Indenture or acquired after the date of this Indenture, or assign or convey any right to receive any income or profits therefrom, unless the Notes (or a Guarantee in the case of Liens of a Guarantor) are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien.

(c) Notwithstanding the foregoing, any Lien securing the Notes or a Guarantee granted pursuant to paragraph (b) above (other than pursuant to the Security Documents) shall be automatically and unconditionally released and discharged upon: (i) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets subject to such Lien, (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien, or (iii) with respect to any Lien securing a Guarantee, the release of such Guarantee in accordance with this Indenture.

Section 4.11. Asset Sales.

(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (1) at least 75% of the consideration from such Asset Sale is received in cash or Cash Equivalents and (2) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of assets or Capital Stock subject to such Asset Sale.

For purposes of paragraph (a)(1) above, the following shall be deemed to be cash: (A) the amount of any Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released (excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale and contingent liabilities), (B) the amount of any notes, securities or other similar obligations received by the Company or any Restricted Subsidiary from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within 90 days of the related Asset Sale) by the Company or the Restricted Subsidiaries into cash in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange, and (C) the amount of any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in the Asset Sale.

(b) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, all or a portion of such proceeds may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness under the Credit Agreement):

(1) to prepay permanently or repay permanently any First Priority Lien Obligations then outstanding as required by the terms thereof (and in the case of any such Indebtedness under a revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility), or

(2) if the Company or such Restricted Subsidiary determines not to apply such Net Cash Proceeds to the permanent repayment or permanent prepayment of any First Priority Lien Obligations, or if no such First Priority Lien Obligations are then outstanding, to acquire (A) all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company, or (B) properties and other assets that (as determined by the Board of Directors of the Company) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries (including pursuant to capital expenditures) existing on the date of this Indenture or in a Permitted Business; provided, however, that, with respect to an Asset Sale involving Collateral (a “Collateral Asset Sale”), the Company and the Guarantors must execute and deliver to the Trustee such collateral documents or other instruments as are reasonably necessary to cause such replacement properties and assets to become subject to a Second Priority Lien to the extent required by the Security Documents in favor of the Trustee on behalf of the Holders of Notes, and otherwise shall comply with the provisions in this Indenture including Section 4.15 hereof, and the Security Documents governing After-Acquired Property.

In the case of clause (2) above, the Company or such Restricted Subsidiary shall be deemed to have complied with its obligations under the preceding paragraphs of this Section 4.11 if it enters into a binding commitment to acquire such properties, assets or Capital Stock prior to 365 days after the receipt of the applicable Net Cash Proceeds; provided that such binding commitment will be subject only to customary conditions and such acquisition is completed as to any Collateral Asset Sale (and the obligations specified in the proviso to clause (b)(2) are satisfied) within 180 days following the expiration of the aforementioned 365 day period. If the acquisition contemplated by such binding commitment is not consummated on or before such 180th  day, and the Company has not applied the applicable Net Cash Proceeds for another purpose permitted by the applicable preceding paragraph of this Section 4.11 on or before such 180th  day, such commitment shall be deemed to not have been a permitted application of Net Cash Proceeds.

The amount of such Net Cash Proceeds from any Collateral Asset Sale that are not used or invested in accordance with the preceding clauses (1) and (2) within 365 days of the Asset Sale constitutes “Collateral Excess Proceeds.” The amount of such Net Cash Proceeds from any Asset Sale not involving Collateral that are not used or invested in accordance with the preceding clauses (1) and (2) within 365 days of the Asset Sale constitutes “Excess Proceeds.”

(c) (1) When the aggregate amount of Collateral Excess Proceeds exceeds $5.0 million or more, the Company will make an offer (a “Collateral Asset Sale Offer”) to all Holders of Notes to purchase in cash the maximum principal amount of Notes that may be purchased out of the Collateral Excess Proceeds. The offer price (the “Collateral Asset  Sale Offer Price”) in any Collateral Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase (the “Collateral  Asset Sale Offer Date”), and will be payable in cash. If any Collateral Excess Proceeds remain after consummation of a Collateral Asset Sale Offer, the Company may use such Collateral Excess Proceeds for any purposes not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Collateral Asset Sale Offer exceeds the amount of Collateral Excess Proceeds, the Notes to be purchased shall be purchased on a pro rata basis. Upon completion of each Collateral Asset Sale Offer, the amount of Collateral Excess Proceeds shall be reset at zero.

(2) When the aggregate amount of Excess Proceeds exceeds $5.0 million or more, the Company will make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of Pari Passu Indebtedness containing provisions similar to those set forth in this Section 4.11 with respect to offers to purchase with the proceeds of sales of assets to purchase in cash the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price (the “Asset Sale Offer Price”) in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase (the “Asset Sale  Offer Date”), and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purposes not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other Pari Passu Indebtedness to be purchased shall be purchased on a pro rata basis based on the aggregate principal amount of Notes and such other Pari Passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(d) Pending application of Net Cash Proceeds pursuant to this Section 4.11, such Net Cash Proceeds may be invested in Cash Equivalents or applied to temporarily reduce Indebtedness under a revolving credit facility, if any, under the Credit Agreement or any Indebtedness of any Restricted Subsidiary that is not a Guarantor.

(e) If the Company becomes obligated to make a Collateral Asset Sale Offer or an Asset Sale Offer pursuant to clause (c) above, the Notes and (in the case of an Asset Sale Offer) the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holders thereof, in whole or in part in amounts of $5,000 or whole multiples of $1,000 in excess thereof, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Collateral Asset Sale Offer or the Asset Sale Offer, as the case may be, is given to such holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

(f) To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Section 4.11, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue of such conflict.

(g) The aggregate Fair Market Value of the Designated Non-cash Consideration held by the Company or any Restricted Subsidiary at any given time, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received and still held by the Company or any Restricted Subsidiary at such time, may not exceed $5.0 million in the aggregate at the time of the receipt of the Designated Non-cash Consideration (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).

(h) Subject to paragraph (f) above, within 30 days after the date on which the amount of Collateral Excess Proceeds or Excess Proceeds, as the case may be, exceeds $5.0 million, the Company shall send or cause to be sent by first-class mail, postage prepaid, to the Trustee and to each Holder, at his address appearing in the Security Register, a notice stating or including:

(1) that the Holder has the right to require the Company to repurchase, subject to proration, such Holder’s Notes at the Collateral Asset Sale Offer Price or Asset Sale Offer Price, as the case may be;

(2) the Collateral Asset Sale Offer Date or the Asset Sale Offer Date, as the case may be;

(3) the instructions a Holder must follow in order to have his or her Notes purchased in accordance with paragraph (c) above;

(4) the Collateral Asset Sale Offer Price or Asset Sale Offer Price, as the case may be;

(5) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 4.02 hereof;

(6) that Notes must be surrendered prior to the Collateral Asset Sale Offer Date or Asset Sale Offer Date, as the case may be, to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 4.02 to collect payment;

(7) that any Notes not tendered will continue to accrue interest and that unless the Company defaults in the payment of the Collateral Asset Sale Offer Price or Asset Sale Offer Price, as the case may be, any Note accepted for payment pursuant to the Collateral Asset Sale Offer or Asset Sale Offer, as the case may be, shall cease to accrue interest on and after the Collateral Asset Sale Offer Date or Asset Sale Offer Date, as the case may be;

(8) the procedures for withdrawing a tender; and

(9) that the Collateral Asset Sale Offer Price or Asset Sale Offer Price, as the case may be, for any Note which has been properly tendered and not withdrawn and which has been accepted for payment pursuant to the Collateral Asset Sale Offer or Asset Sale Offer, as the case may be, will be paid promptly following the Collateral Asset Sale Offer Date or Asset Sale Offer Date, as the case may be.

(i) Holders electing to have Notes purchased hereunder will be required to surrender such Notes at the address specified in the notice prior to the Collateral Asset Sale Offer Date or Asset Sale Offer Date, as the case may be. Holders will be entitled to withdraw their election to have their Notes purchased pursuant to this Section 4.11 if the Company receives, not later than one Business Day prior to the Collateral Asset Sale Offer Date or Asset Sale Offer Date, as the case may be, a telegram, telex, facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Note (which shall be $5,000 or whole multiples of $1,000 in excess thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased, and (5) the principal amount, if any, of such Note (which shall be $5,000 or whole multiples of $1,000 in excess thereof) that remains subject to the original notice of the Collateral Asset Sale Offer or Asset Sale Offer, as the case may be, and that has been or will be delivered for purchase by the Company.

(j) The Company shall (i) not later than the Collateral Asset Sale Offer Date or Asset Sale Offer Date, as the case may be, accept for payment Notes or portions thereof tendered pursuant to the Collateral Asset Sale Offer or Asset Sale Offer, as the case may be, (ii) not later than 10:00 a.m. (New York time) on the Collateral Asset Sale Offer Date or Asset Sale Offer Date, as the case may be, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Collateral Asset Sale Offer Price or Asset Sale Offer Price, as the case may be, of all the Notes or portions thereof which are to be purchased on that date and (iii) not later than 10:00 a.m. (New York time) on the Collateral Asset Sale Offer Date or Asset Sale Offer Date, as the case may be, deliver to the Paying Agent an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Collateral Asset Sale Offer Price or Asset Sale Offer Price, as the case may be, of the Notes purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. For purposes of this Section 4.11, the Company shall choose a Paying Agent which shall not be the Company.

Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon (subject to Section 7.01(f)), held by them for the payment of the Collateral Asset Sale Offer Price or Asset Sale Offer Price, as the case may be; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of an Collateral Asset Sale Offer or Asset Sale Offer, as the case may be, exceeds the aggregate Collateral Asset Sale Offer Price or Asset Sale Offer Price, as the case may be, of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Collateral Asset Sale Offer Date or Asset Sale Offer Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to Section 7.01(f)).

(k) Notes to be purchased shall, on the Collateral Asset Sale Offer Date or Asset Sale Offer Date, as the case may be, become due and payable at the Collateral Asset Sale Offer Price or Asset Sale Offer Price, as the case may be, and from and after such date (unless the Company shall default in the payment of the Collateral Asset Sale Offer Price or Asset Sale Offer Price, as the case may be) such Notes shall cease to bear interest. Such Collateral Asset Sale Offer Price or Asset Sale Offer Price, as the case may be, shall be paid to such Holder promptly following the later of the Collateral Asset Sale Offer Date or Asset Sale Offer Date, as the case may be, and the time of delivery of such Note to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Collateral Asset Sale Offer Price or Asset Sale Offer Price, as the case may be; provided, however, that installments of interest whose Stated Maturity is on or prior to the Collateral Asset Sale Offer Date and the Asset Sale Offer Date, as the case may be, shall be payable to the Person in whose name the Notes are registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 2.04; provided further that Notes to be purchased are subject to proration in the event the Collateral Excess Proceeds or Excess Proceeds, as the case may be, are less than the aggregate Collateral Asset Sale Offer Price or Asset Sale Offer Price, as the case may be, of all Notes and (in the case of an Asset Sale Offer) the Pari Passu Indebtedness tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Notes in denominations of $5,000 or whole multiples of $1000 in excess thereof, shall be purchased. If any Note tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (i) above, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Collateral Asset Sale Offer Date or Asset Sale Offer Date, as the case may be, at the rate borne by such Note. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased. The Company shall publicly announce the results of the Collateral Asset Sale Offer or Asset Sale Offer, as the case may be, on or as soon as practicable after the Collateral Asset Sale Offer Date or Asset Sale Offer Date, as the case may be.

Section 4.12. Issuances of Guarantees and Joinder to Security Agreement by Restricted  Subsidiaries.

The Company shall provide to the Trustee, within 10 Business Days of the date that (i) any Person (other than a Foreign Subsidiary) becomes a Restricted Subsidiary, (ii) any Unrestricted Subsidiary (other than a Foreign Subsidiary) is redesignated as a Restricted Subsidiary, (iii) any Restricted Subsidiary (other than a Foreign Subsidiary) of the Company (which is not a Guarantor) becomes a guarantor or obligor in respect of any Indebtedness of the Company or any of the Restricted Subsidiaries, or (iv) any Restricted Subsidiary incurs any Indebtedness in excess of $5,000, conducts any operations or business, or owns or acquires any assets or properties on or after the Issue Date having a Fair Market Value in excess of $5,000, in each case, (A) a supplemental indenture to this Indenture substantially in the form attached hereto as Exhibit E, executed by such Restricted Subsidiary, providing for a full and unconditional Guarantee on a senior secured basis by such Restricted Subsidiary of the Company’s obligations under the Notes and this Indenture to the same extent as that set forth in Article Eleven hereof and (B) a supplement to the Security Agreement, substantially in the form attached thereto, executed by such Restricted Subsidiary, whereby such Restricted Subsidiary shall become a Grantor (as defined in the Security Agreement) and providing that such Restricted Subsidiary under and pursuant to the Security Agreement take all other action required of a Grantor under the Security Agreement, including any actions so that the Lien of the Security Documents on the property or assets of such Restricted Subsidiary are perfected and have priority over other Liens to the extent required by the Security Documents.

Section 4.13. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distribution on its Capital Stock,

(2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

(3) make any Investment in the Company or any other Restricted Subsidiary or

(4) transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

(b) However, paragraph (a) above shall not prohibit any encumbrance or restriction created, existing or becoming effective under or by reason of:

(1) any agreement (including with respect to the Credit Agreement, this Indenture, the Notes and the Guarantees) in effect on the date of this Indenture;

(2) any agreements or instruments with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the date of this Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

(3) any agreement governing any Indebtedness permitted by clause (7) of the definition of Permitted Debt as to the assets financed with the proceeds of such Indebtedness;

(4) any agreements or instruments governing any Acquired Debt or other agreement of any entity related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiaries, so long as such encumbrance or restriction (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (B) is not applicable to any Person, or the properties or assets of any person, other than the Person, or the property or assets of the Person, so acquired, so long as the agreement containing such restriction does not violate any other provision of this Indenture;

(5) applicable law or any requirement of any regulatory body;

(6) security documents evidencing any Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.10 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(7) customary non-assignment provisions in leases, licenses or contracts;

(8) customary agreements entered into for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specific assets that are permitted to be incurred under Section 4.11 hereof and that limit the transfer of such assets or Capital Stock pending their sale or other disposition;

(9) other Indebtedness of the Company or any Restricted Subsidiary that is pari passu in right of payment with the Notes or the Guarantees, incurred under an indenture pursuant to Section 4.07 hereof; provided that the encumbrances and restrictions are no more restrictive in any material respect, taken as a whole, than those contained in this Indenture;

(10) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive in any material respect, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(12) any agreement, amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (11), or in this clause (12); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect taken as a whole than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

Section 4.14. Sale and Leaseback Transactions.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or one of its Restricted Subsidiaries may enter into a sale and leaseback transaction if:

(1) the Company or such Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in paragraph (a) of Section 4.07 hereof or pursuant to clause (7) of the definition of Permitted Debt;

(2) the gross cash proceeds of such sale and leaseback transactions are at least equal to the Fair Market Value of the property that is the subject of such sale and leaseback transaction; and

(3) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.11 hereof.

Section 4.15. After-Acquired Property.

The Company and the Guarantors agree that all After-Acquired Property shall be Collateral under this Indenture and the relevant Security Documents and shall take all reasonably necessary action so that such After-Acquired Property is subject to the Lien of the Security Documents and such Lien is perfected and has priority over other Liens to the extent required by the Security Documents.

Section 4.16. Events of Loss.

(a) In the event of an Event of Loss with respect to any Collateral, the Company or the affected Guarantor, as the case may be, shall apply the Net Loss Proceeds from such Event of Loss, within 365 days after receipt, at its option to (1) the prepayment or repayment of any First Priority Lien Obligations, (2) the rebuilding, repair, replacement or construction of improvements to the affected property or (3) make capital expenditures with respect to Collateral or to acquire properties or assets that will constitute Collateral and be used or useful in the business of the Company or any of its Restricted Subsidiaries. Pending the final application of any Net Loss Proceeds, the Company or any Guarantor shall deposit such Net Loss Proceeds in the Collateral Account.

(b) Any Net Loss Proceeds from an Event of Loss that are not applied or invested as provided in paragraph (a) above shall be deemed to constitute “Excess Loss  Proceeds.” When the aggregate amount of Excess Loss Proceeds exceeds $5.0 million, the Company shall make an offer to all holders of Notes (a “Loss Proceeds Offer”) to purchase in cash the maximum principal amount of Notes that may be purchased out of such Excess Loss Proceeds, at an offer price (the “Loss Proceeds Offer Price”) in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest to the date of purchase (the “Loss Proceeds Offer Date”). If the aggregate principal amount of Notes surrendered by Holders of Notes exceeds the Excess Loss Proceeds to be used to purchase Notes, the Trustee shall select the Notes to be purchased on a pro rata basis.

(c) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Loss Proceeds Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this Indenture, the Company and the Guarantors shall comply with such securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

(d) Subject to paragraph (c) above, within 30 days after the date on which the amount of Excess Loss Proceeds exceeds $5.0 million, the Company shall send or cause to be sent by first-class mail, postage prepaid, to the Trustee and to each Holder, at his address appearing in the Security Register, a notice stating or including:

(1) that the Holder has the right to require the Company to repurchase, subject to proration, such Holder’s Notes at the Loss Proceeds Offer Price;

(2) the Loss Proceeds Offer Date;

(3) the instructions a Holder must follow in order to have his or her Notes purchased in accordance with paragraph (b) above;

(4) the Loss Proceeds Offer Price;

(5) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 4.02 hereof;

(6) that Notes must be surrendered prior to the Loss Proceeds Offer Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 4.02 to collect payment;

(7) that any Notes not tendered will continue to accrue interest and that unless the Company defaults in the payment of the Loss Proceeds Offer Price, any Note accepted for payment pursuant to the Loss Proceeds Offer, shall cease to accrue interest on and after the Loss Proceeds Offer Date;

(8) the procedures for withdrawing a tender; and

(9) that the Loss Proceeds Offer Price for any Note which has been properly tendered and not withdrawn and which has been accepted for payment pursuant to the Loss Proceeds Offer will be paid promptly following the Loss Proceeds Offer Date.

(e) Holders electing to have Notes purchased hereunder will be required to surrender such Notes at the address specified in the notice prior to the Loss Proceeds Offer Date. Holders will be entitled to withdraw their election to have their Notes purchased pursuant to this Section 4.16 if the Company receives, not later than one Business Day prior to the Loss Proceeds Offer Date, a telegram, telex, facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Note (which shall be $5,000 or whole multiples of $1,000 in excess thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased, and (5) the principal amount, if any, of such Note (which shall be $5,000 or whole multiples of $1,000 in excess thereof) that remains subject to the original notice of the Loss Proceeds Offer and that has been or will be delivered for purchase by the Company.

(f) The Company shall (i) not later than the Loss Proceeds Offer Date accept for payment Notes or portions thereof tendered pursuant to the Loss Proceeds Offer, (ii) not later than 10:00 a.m. (New York time) on the Loss Proceeds Offer Date deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Loss Proceeds Offer Price of all the Notes or portions thereof which are to be purchased on that date and (iii) not later than 10:00 a.m. (New York time) on the Loss Proceeds Offer Date deliver to the Paying Agent an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Loss Proceeds Offer Price of the Notes purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. For purposes of this Section 4.16, the Company shall choose a Paying Agent which shall not be the Company.

Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon (subject to Section 7.01(f)), held by them for the payment of the Loss Proceeds Offer Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of a Loss Proceeds Offer exceeds the aggregate Loss Proceeds Offer Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after two Business Days following the Loss Proceeds Offer Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to Section 7.01(f) hereof).

(g) Notes to be purchased shall, on the Loss Proceeds Offer Date, become due and payable at the Loss Proceeds Offer Price and from and after such date (unless the Company shall default in the payment of the Loss Proceeds Offer Price) such Notes shall cease to bear interest. Such Loss Proceeds Offer Price shall be paid to such Holder promptly following the later of the Loss Proceeds Offer Date and the time of delivery of such Note to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Loss Proceeds Offer Price; provided however that installments of interest whose Stated Maturity is on or prior to the Loss Proceeds Offer Date shall be payable to the Person in whose name the Notes are registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 2.04; provided further that Notes to be purchased are subject to proration in the event the Excess Loss Proceeds are less than the aggregate Loss Proceeds Offer Price of all Notes tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Notes in denominations of $5,000 or whole multiples of $1000 in excess thereof, shall be purchased. If any Note tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (f) above, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Loss Proceeds Offer Date at the rate borne by such Note. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased. The Company shall publicly announce the results of the Loss Proceeds Offer on or as soon as practicable after the Loss Proceeds Offer Date.

Section 4.17. Impairment of Collateral.

Neither the Company nor any of its Restricted Subsidiaries may take or omit to take any action which action or omission has the effect, or could reasonably be expected to have the result, of materially adversely affecting or impairing the Second Priority Lien in favor of the Trustee for the benefit of the Holders of the Notes in the Collateral, other than as expressly contemplated by this Indenture or the Security Documents.

Section 4.18. Limitation on Parent.

Parent shall (v) not engage in any business activity other than acting as a direct holding company of the Company and such activities that are ancillary to or related to such role, (w) not have any Investments other than the Capital Stock of the Company, (x) not have any Indebtedness other than Guarantees of Permitted Debt of the Company, (y) cause the Company to be a direct Wholly Owned Restricted Subsidiary of Parent and (z) guarantee the Notes and provide a pledge of the Capital Stock of the Company.

Section 4.19. Unrestricted Subsidiaries.

(a) The Board of Directors of the Company may designate any Restricted Subsidiary (other than any Restricted Subsidiary holding any of the Collateral) as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(2)  (x) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to paragraph (a) of Section 4.08 hereof in an amount (the “Designation Amount”) equal to the greater of (1) the net book value of the Company’s interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company’s interest in such Subsidiary as determined in good faith by the Company’s Board of Directors, or (y) the Designation Amount is less than $1,000;

(3) the Company would be permitted under this Indenture to incur $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to Section 4.07 hereof at the time of such Designation (assuming the effectiveness of such Designation);

(4) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;

(5) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the Notes; and

(6) except as would be permitted under Section 4.09 hereof, such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

(b) In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 4.08 hereof for all purposes of this Indenture in the Designation Amount.

(c) The Company shall not and shall not cause or permit any Restricted Subsidiary to at any time

(1) provide credit support for, guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) (other than Permitted Investments in Unrestricted Subsidiaries) or

(2) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

(d) For purposes of the foregoing, the Designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Restricted Subsidiaries of such Subsidiary as Unrestricted Subsidiaries. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary.

(e) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(1) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

(2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and

(3) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Debt), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to paragraph (a) of Section 4.07 hereof.

(f) All Designations and Revocations must be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions of this Section 4.19.

Section 4.20. Payments for Consent.

Neither Parent nor the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.21. Offer to Repurchase upon a Change of Control.

(a) If a Change of Control occurs, each Holder of Notes shall have the right to require that the Company purchase all or any part (in amounts of $5,000 or whole multiples of

$1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company shall offer to purchase in cash all of the Notes, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101 % of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date).

(b) Within 30 days of any Change of Control or, at the Company’s option, prior to such Change of Control but after it is publicly announced, the Company must notify the Trustee and give written notice of the Change of Control (the “Change of Control Purchase Notice”) to each Holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register. The Change of Control Purchase Notice must state, among other things:

(1) that a Change of Control has occurred or will occur and the date of such event;

(2) the circumstances and relevant facts regarding such Change of Control;

(3) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be fixed by the Company on a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the Change of Control Purchase Date may not occur prior to the Change of Control;

(4) that any Note not tendered will continue to accrue interest;

(5) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

(6) other procedures that a Holder of Notes must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

(c) Upon receipt by the Company of the proper tender of Notes, the Holder of the Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Notes. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 2.03. If any Note tendered for purchase in accordance with the provisions of this Section 4.21 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Note. Holders electing to have Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the Change of Control Purchase Notice at least one Business Day prior to the Change of Control Purchase Date. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Registrar or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

(d) The Company shall (i) not later than the Change of Control Purchase Date accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 10:00 a.m. (New York time) on the Change of Control Purchase Date deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof which are to be purchased on that date and (iii) not later than 10:00 a.m. (New York time) on the Change of Control Purchase Date deliver to the Paying Agent an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price of the Notes purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 4.21, the Company shall choose a Paying Agent which shall not be the Company.

(e) A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Company receives, not later than one Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable:

(1) the name of the Holder;

(2) the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

(3) the principal amount of the Note (which shall be $5,000 or whole multiples of $1,000 in excess thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

(4) a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased; and

(5) the principal amount, if any, of such Note (which shall be $5,000 or whole multiples of $1,000 in excess thereof) that remains subject to the original Change of

Control Purchase Notice and that has been or will be delivered for purchase by the Company.

(f) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon (subject to Section 7.01(f) hereof), held by them for the payment of the Change of Control Purchase Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of a Change of Control Offer exceeds the aggregate Change of Control Purchase Price of the Notes or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to Section 7.01(f) hereof).

(g) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.21, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.21 by virtue of such conflict.

(h) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer, in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.22. Limitation on Capital Expenditures.

The Company will not, and will cause its Restricted Subsidiaries not to, incur Capital Expenditures (excluding the amount, if any, of Equity Funded Capital Expenditures) in any fiscal year in an amount greater than the amount set forth in the following table for the applicable fiscal year:

2010	2011	2012	2013	2014	2015
$2,640,000	$13,750,000	$14,080,000	$19,580,000	$22,220,000	$24,200,000

provided, however, that if the amount of Capital Expenditures permitted to be made in any fiscal year as set forth in the above table is greater than the actual amount of the Capital Expenditures actually made in such fiscal year (the amount by which such permitted Capital Expenditures for such fiscal year exceeds the actual amount of Capital Expenditures for such fiscal year, the “Excess Amount”), then the lesser of (i) such Excess Amount and (ii) 25% of the amount set forth in the above table for the next succeeding fiscal year (such lesser amount referred to as the “Carry-Over Amount”) may be carried forward to the next succeeding fiscal year (the “Succeeding Fiscal Year”); provided further, that the Carry-Over Amount applicable to a particular Succeeding Fiscal Year may not be used in that fiscal year until the amount permitted above to be expended in such fiscal year has first been used in full and the Carry-Over Amount applicable to a particular Succeeding Fiscal Year may not be carried forward to another fiscal year.

For purposes hereof, “Equity Funded Capital Expenditures” shall mean Capital Expenditures of Company and its Restricted Subsidiaries that are funded using proceeds of a cash capital contribution received from the Equity Holders.

Section 4.23. Corporate Existence.

Subject to Article Five, the Company and Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect its limited liability company or corporate existence, as the case may be, rights (certificate or charter, as the case may be, and statutory) and franchises and those of each Subsidiary thereof; provided that Parent and the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.24. Calculation of Original Issue Discount.

The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on the Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE FIVE
Successors

Section 5.01. Consolidation, Merger or Sale of Assets.

(a) The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or a Guarantor), unless at the time and after giving effect thereto:

(1) either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be a corporation, partnership (if there is a corporate co-issuer of the Notes) or limited liability company duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee (and otherwise acceptable to the Collateral Agent), all the obligations of the Company under the Notes, this Indenture and the Security Documents, as the case may be, and the Notes and this Indenture and the Security Documents will remain in full force and effect as so supplemented (and any Guarantees will be confirmed as applying to such Surviving Entity’s obligations);

(2) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(3) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Debt) under paragraph (a) of Section 4.07 hereof or, if not, the Company’s Consolidated Fixed Charge Coverage Ratio on such basis is higher than its Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction;

(4) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes;

(5) at the time of the transaction, if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, Section 4.10 hereof is complied with;

(6) the Collateral owned by or transferred to the Surviving Entity will (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien in favor of the Trustee for the benefit of the Holders of the Notes, and (c) not be subject to any Lien, other than Permitted Liens;

(7) to the extent that the assets of the Person which is merged or consolidated with or into the Surviving Entity are assets of the type which would constitute Collateral under the Security Documents, the Surviving Entity will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(8) at the time of the transaction, the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

(b) Except as provided under Section 11.04 hereof, each Guarantor will not, and the Company will not cause or permit a Guarantor to, in a single transaction or through a series of related transactions, (x) consolidate with or merge with or into any other Person (other than the Company or any other Guarantor) or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Company or any other Guarantor) or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, in the case of clause (y) would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

(1) either (a) the Guarantor will be the continuing corporation in the case of a consolidation or merger involving the Guarantor or (b) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Guarantor Entity”) will be a corporation, limited liability company, limited liability partnership, partnership, trust or other entity duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Notes and this Indenture and the Security Documents, and such Guarantee, this Indenture and the Security Documents will remain in full force and effect, and in connection therewith such Person executes and delivers such other agreements, causes such instruments and Uniform Commercial Code financing statements to be filed and recorded in such jurisdictions and takes such other actions as may be required by applicable law to continue the validity and enforceability, and perfect or continue the perfection, of the Liens created under the Security Documents on the Collateral owned by or transferred to such Person;

(2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

(3) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with;

provided, however, that this paragraph (b) shall not apply to any Guarantor whose Guarantee of the Notes is unconditionally released and discharged in accordance with Section 11.04 hereof.

(c) In the event of any transaction (other than a lease) described in and complying with the conditions listed in paragraphs (a) and (b) above in which the Company or any Guarantor, as the case may be, is not the continuing corporation, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or any Guarantor, as the case may be, shall be discharged from all obligations and covenants under this Indenture and the Notes or its Guarantee, as the case may be, and the Security Documents.

(d) Notwithstanding the foregoing, the Company or any Guarantor may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company or Guarantor in another jurisdiction to realize tax or other benefits.

ARTICLE SIX
Defaults and Remedies

Section 6.01. Events of Default.

An Event of Default will occur under this Indenture if:

(1) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

(2) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity;

(3) there shall be a default in the performance or breach of the provisions of Article Five, the Company shall have failed to make or consummate a Collateral Asset Sale Offer or an Asset Sale Offer in accordance with Section 4.11 hereof, or the Company shall have failed to make or consummate a Change of Control Offer in accordance with Section 4.21 hereof;

(4) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or (3) above) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (1)

to the Company by the Trustee or (2) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(5) (a) any default in the payment of the principal of, or, premium, if any, or interest on, any Indebtedness that shall have occurred under any of the agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5.0 million when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (b) an event of default as defined in any of the agreements, indentures or instruments described in clause (a) of this clause (5) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

(6) any Guarantee of Parent or a Significant Subsidiary shall for any reason cease to be, or shall for any reason be asserted in writing by Parent or any such Significant Subsidiary or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

(7) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $5.0 million, either individually or in the aggregate, shall be rendered against the Company or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(8) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company, Parent or any Significant Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of the Company, Parent or any Significant Subsidiary under any Bankruptcy Law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, Parent or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

(9) the institution by the Company, Parent or any Significant Subsidiary of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, Parent or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due;

(10) either (a) the Senior Agent under the Credit Agreement or (b) if the Credit Agreement shall no longer be in force and effect, any holder of at least $5.0 million in aggregate principal amount of Indebtedness of the Company or any Restricted Subsidiary shall commence judicial proceedings to foreclose upon assets of the Company or any of its Restricted Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $5.0 million or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; and

(11) unless all of the Collateral has been released from the Second Priority Liens in accordance with the provisions of the Security Documents, default by the Company or any Restricted Subsidiary in the performance of the Security Documents which adversely affects the enforceability, validity, perfection or priority of the Second Priority Liens on a material portion of the Collateral granted to the Collateral Agent for the benefit of the Trustee and the Holders of the Notes, the repudiation or disaffirmation by the Company or any Restricted Subsidiary of its obligations under the Security Documents or the determination in a judicial proceeding that any security interest granted in the Collateral pursuant to any Security Documents is unenforceable or invalid against the Company or any Significant Subsidiary party thereto for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes and demanding that such default be remedied).

Section 6.02. Acceleration.

(a) If an Event of Default (other than as specified in Section 6.01(8) or (9) above) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately.  Any accrued and unpaid interest then due and payable shall be paid in cash only.  If an Event of Default specified in Section 6.01(8) or (9) above occurs and is continuing, then all the Notes shall ipso facto become due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder of Notes. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of Notes by appropriate judicial proceedings.

In addition to acceleration of maturity of the Notes, if an Event of Default occurs and is continuing, the Trustee will have the right to exercise remedies with respect to the Collateral, such as foreclosure, as are available under this Indenture, the Security Documents and at law.

(b) After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (B) all overdue interest on all Notes then outstanding, (C) the principal of, and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes and (D) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes;

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

(c) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Pari Passu Indebtedness specified in Section 6.01(5) above, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in Section 6.01(5) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(d) The Company is required to notify the Trustee within five Business Days of the occurrence of any Default. The Company is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with this Indenture, including whether or not any Default has occurred. The Trustee is under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of the Notes unless such Holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.

(e) In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the premium payable upon optional redemption of the Notes, then the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.03. Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may (subject to the terms of the Subordination Agreement) pursue any available remedy to collect the payment of principal, premium, if any, or interest (including any default interest) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon and during the continuance of an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the Holders of all outstanding Notes waive any past Default or Event of Default under this Indenture and its consequences, except a Default or Event of Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes affected) or (2) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.  To the extent permitted by the TIA, the consent, waiver, direction or vote of Holders which are also Affiliates of the Company (but excluding the Company and its Subsidiaries) in connection with any action contemplated by this Section 6.04 shall not be disregarded.  The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may (subject to the terms of the Subordination Agreement) direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  To the extent permitted by the TIA, the consent, waiver, direction or vote of Holders which are also Affiliates of the Company (but excluding the Company and its Subsidiaries) in connection with any action contemplated by this Section 6.05 shall not be disregarded. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Subordination Agreement or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.  This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA and such 316(a)(1)(A) is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

Section 6.06. Limitation on Suits.

(a) A Holder has a right to institute any proceeding with respect to this Indenture, or the Notes or any Guarantees, only if:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee reasonable indemnity against any loss, liability or expense that might be incurred by it in connection with the request or direction;

(4) the Trustee does not comply with the request within 15 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(5) during such 15-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the written request.

(b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, or interest on such Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder, except that no Holder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver, or loss of the Liens of the Security Documents upon any property or assets subject to the Liens.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) above occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

(a) Subject to the terms of the Subordination Agreement, if the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

(b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.

ARTICLE SEVEN
Trustee

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, and is actually known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(f) Money held in trust by the Trustee need not be segregated from other funds and need not be held in an interest-bearing account, in each case except to the extent required by law or by any other provision of this Indenture. The Trustee (acting in any capacity hereunder) shall not be liable for interest on any money received by it hereunder unless the Trustee otherwise agrees in writing with the Company.

Section 7.02. Certain Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 13.02 hereof, and such notice references the Notes.

(h) Subject to Section 7.01(b)(ii) hereof, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reasons of such inquiry or investigation.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (x) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(1) or 6.01(2) or (y) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

(k) Delivery of reports, information and documents to the Trustee under Section 4.03 hereof is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(l) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee makes no representation as to the existence, validity, value, genuineness, perfection, priority or the collectibility of any security or other document or other instrument held by or delivered to the Trustee or the Collateral Agent under this Indenture, the Security Documents or the Subordination Agreement.

Section 7.05. Notice of Default.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 45 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 15 beginning with the May 15 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

(b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

Section 7.07. Compensation and Indemnity.

(a) The Company shall pay to the Trustee (in its capacity as Trustee, and, to the extent it has been appointed as such, as Collateral Agent, Paying Agent and Registrar) from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable and customary disbursements, advances and reasonable out-of-pocket expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable and customary compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company shall indemnify the Trustee in its capacity as Trustee, and, to the extent it has been appointed as such, as Collateral Agent against any and all losses, liabilities or reasonable out-of-pocket expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of their obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable and customary fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

(d) To secure the Company’s payment obligations in this section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08. Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10 hereof;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least three months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or its corporate parent shall have) a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11. Preferential Collection of Claims Against Company.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The Trustee hereby waives any right to setoff any claim that it may have against the Company in any capacity (other than as Trustee and Paying Agent) against any of the assets of the Company held by the Trustee; provided, however, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such Indebtedness.

ARTICLE EIGHT
Defeasance and Covenant Defeasance

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option, and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02. Legal Defeasance and Discharge.

Upon the Company’s exercise of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Guarantees, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all of their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from Funds in Trust (as defined in Section 8.04 hereof and as more fully set forth in such Section) payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article Two and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations, and each Restricted Subsidiary shall be released from its obligations, under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18, 4.19, 4.21, 4.22, 4.23, 5.01 and Article Ten hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and each Restricted Subsidiary may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through (6) shall not constitute Events of Default.

Section 8.04. Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

(a) the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes cash in United States dollars, U. S. Government Obligations, or a combination thereof (“Funds in Trust”), in such amounts as, in the aggregate, will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity (or on any date prior to the Stated Maturity (such date being referred to as the “Defeasance Redemption Date”)) if, at or prior to electing either Legal Defeasance or Covenant Defeasance, the Company shall have delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes;

(b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (8) or (9) of Section 6.01 is concerned, at any time during the period ending on the 91st day after the date of deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which any of them is bound;

(f) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others; and

(g) the Company will have delivered to the Trustee an Officers’ Certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other  Miscellaneous Provisions.

(a) Subject to Section 8.06 hereof, all cash in United States dollars and non-callable U. S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash in United States dollars or non-callable U. S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash in United States dollars or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants, investment bank, or appraisal firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to the Company.

Any cash in United States dollars or non-callable U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company upon its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and non-callable U. S. Government Obligations, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and non-callable U.S. Government Obligations remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and non-callable U.S. Government Obligations then remaining shall be repaid to the Company.

Section 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash in United States dollars or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE NINE
Amendment, Supplement and Waiver

Section 9.01. Without Consent of Holders of Notes.

(a) Notwithstanding Section 9.02 hereof, the Company, any Guarantor, any other obligor under the Notes and the Trustee may modify, supplement or amend this Indenture, the Notes, any Security Document or the Subordination Agreement without the consent of any Holder of a Note:

(1) to evidence the succession of another Person to the Company, a Guarantor, or any other obligor under the Notes, and the assumption by any such successor of the covenants of the Company, such Guarantor or such obligor in this Indenture and in the Notes, any Guarantee and the Security Documents in accordance with Section 5.01 hereof;

(2) to add to the covenants of the Company, any Guarantor or any other obligor under the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor under the Notes, as applicable, in this Indenture, the Notes, in any Guarantee or in any of the Security Documents;

(3) to cure any ambiguity, or to correct or supplement any provision in this Indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision in this Indenture, the Notes, any Guarantee or any Security Document;

(4) to make any provision with respect to matters or questions arising under this Indenture, the Notes, any Guarantee, the Subordination Agreement or any Security Document; provided that such provisions shall not adversely affect the Holders of the Notes in any material respect;

(5) to add a Guarantor or additional obligor under this Indenture or permit any Person to guarantee the Notes and/or obligations under this Indenture;

(6) to release a Guarantor as provided in this Indenture;

(7) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture;

(8) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of all or any portion of the Note Obligations, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the Security Documents or otherwise;

(9) to release Collateral from the Lien of this Indenture and the Security Documents when permitted or required by the Subordination Agreement, Security Documents or this Indenture;

(10) to provide for the issuance of Additional Notes under this Indenture in accordance with the limitations set forth in this Indenture; or

(11) to comply with the rules of any applicable securities depositary.

(b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 9.06 hereof, the Trustee shall join with the Company in the execution of any such amendment or supplement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amendment or supplement that affects its own rights, duties or immunities under this Indenture or otherwise.

(c) After an amendment or supplement under this Section 9.01 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment or supplement. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of such amendment or supplement.

Section 9.02. With Consent of Holders of Notes.

(a) Except as provided below in this Section 9.02, the Company, any Guarantor, any other obligor under the Notes and the Trustee may amend or supplement this Indenture, the Notes, the Subordination Agreement and the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to Sections 2.10 and 6.04, the Holders of a majority in aggregate principal amount of the outstanding Notes voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) may waive any existing Default or Event of Default or compliance by the

Company with any provision of this Indenture, the Subordination Agreement, the Security Documents or the Notes without notice to any other Holder.  However, without the consent of each Holder affected (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration) or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

(2) amend, change or modify the obligation of the Company to make and consummate a Collateral Asset Sale Offer or an Asset Sale Offer with respect to any Asset Sale or Asset Sales in accordance with Section 4.11 hereof or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.21 hereof after the occurrence of a Change of Control, including, in each case, amending, changing or modifying any definitions related thereto;

(3) reduce the percentage in principal amount of such outstanding Notes, the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture or the Security Documents;

(4) modify Section 9.01 or this Section 9.02 or any of the other provisions of this Indenture relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each such Note affected thereby;

(5) except as otherwise permitted under Section 5.01 hereof, consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under this Indenture;

(6) voluntarily release, other than in accordance with this Indenture, any Guarantee of any Guarantor;

(7) amend or modify any of the provisions of this Indenture in any manner which subordinates the Notes issued hereunder in right of payment to any other

Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing any such Guarantee; or

(8) permit the release of Collateral or amend or modify any provisions of the Security Documents other than (x) in accordance with the terms of the Subordination Agreement, the Security Documents and this Indenture and (y) as permitted by paragraph 9.01(a) above, except for any release, amendment or modification that would not adversely affect the Holders of the Notes in any material respect.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any amendment, supplement or waiver. If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such amendment, supplement or waiver, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

(c) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment, supplement or waiver, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amendment, supplement or waiver unless such amendment, supplement or waiver directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment, supplement or waiver.

(d) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(e) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03. Compliance with TIA.

Every amendment, waiver or supplement of this Indenture, the Notes or any Security Document shall comply with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s

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Note, even if notation of the consent is not made on any Note. However, subject to Section 9.02(b), any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b) A consent to any amendment, supplement or waiver under this Indenture, the Notes or any Security Document by any Holder given in connection with a purchase, tender or exchange of such Holder’s Notes shall not be rendered invalid by such purchase, tender or exchange.

Section 9.05. Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. None of the Company nor any Guarantor may sign an amendment, supplement or waiver until its Board of Directors or trustees or sole member (or committee serving a similar function), as the case may be, approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture.

ARTICLE TEN
Collateral

Section 10.01. Security Documents.

(a) The payment of all Note Obligations when due (whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise) shall be secured as provided in the Security Documents which the Company and the Guarantors have entered into simultaneously with the execution of this Indenture and shall be secured as provided in all Security Documents hereafter delivered as required or permitted by this Indenture.

(b) The Company and each of the Guarantors represents, covenants and agrees that each of them have and shall at all times have, full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm the property constituting the Collateral pursuant to the Security Documents to which such

Persons are party, free and clear of all Liens (other than First Priority Liens and other Permitted Liens), and that (i) it will forever warrant and defend the title to the same against the claims of all Persons (except as to First Priority Liens and other Permitted Liens), (ii) the Company and each of the Guarantors, as applicable, will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments as the Trustee may reasonably require and (iii) the Company and each of the Guarantors, as applicable, will do or cause to be done all such acts as may be reasonably required by the Trustee, to confirm to the Trustee such Lien on the Collateral, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Security Documents, this Indenture, the Notes and the Guarantees. The Company and each of the Guarantors further covenants and agrees that each Security Document, as applicable, creates or will create (when delivered) a valid Second Priority Lien (subject to Permitted Liens) on the Collateral subject thereto.

(c) Each Holder of Notes, by its acceptance of a Note, consents and agrees to the terms of each Security Document and the Subordination Agreement (including the provisions providing for foreclosure and release of Collateral), authorizes and directs the Trustee to appoint U.S. Bank National Association as Collateral Agent on the Issue Date and directs the Collateral Agent to enter into the Security Documents and the Subordination Agreement, and authorizes and empowers each of the Trustee and the Collateral Agent to bind the Holders of Notes as set forth in the Security Documents and the Subordination Agreement and to perform its respective obligations and exercise its respective rights and powers thereunder. The Collateral Agent, solely in that separate capacity, shall have only the express functions and duties set forth in the Security Documents and the Subordination Agreement or as directed by the Trustee in performance thereof, shall be entitled to each of the rights, privileges, protections, duty limitations, immunities, indemnity, reimbursement, and benefits as are provided to the Trustee pursuant to Section 6.05 and Article Seven hereof, shall not possess or exercise discretionary duties in such performance and shall act only as directed by the Trustee in connection with any Event of Default.

(d) Concurrently with (i) a Person becoming a Guarantor or (ii) a Lien on any asset of the Company or its Restricted Subsidiaries being granted in favor of the Collateral Agent, the Company shall, or shall cause the applicable Restricted Subsidiary to, among other things:

(1) in the case of personal property, execute and deliver to the Collateral Agent such UCC-1 financing statements or take such other actions as shall be necessary or desirable to perfect and protect the Collateral Agent’s Lien on and security interest in such assets or property and the second priority thereof (subject only to Permitted Liens);

(2) in the case of real property, execute and deliver to the Trustee:

(a) a Mortgage, under which the Company or such Restricted Subsidiary shall grant to the Collateral Agent a second priority lien on and security interest in such real property and any related fixtures (subject only to Permitted Liens);

(b) survey (for fee-owned real property) and title insurance (provided that (i) any mortgagee title insurance policy in respect of any owned real property shall include additional endorsements for survey, public road access and so-called comprehensive coverage, if available, and (ii) with regard to real property acquired after the Issue Date, any survey shall be sufficient for the title insurance company to issue the so-called comprehensive endorsement to the title insurance policy and remove the standard survey exception from the title insurance policy), covering any real property that is owned by such Restricted Subsidiary in an amount at least equal to the purchase price of such real property;

(c) UCC-1 fixture filings; and

(d) such other documents required by this Indenture; and

(3) upon request of the Trustee, promptly deliver to the Trustee Opinions of Counsel as to the enforceability and perfection of such Liens and security interests.

(e) As among the Holders, the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.

Section 10.02. Recording.

(a) The Company and the Guarantors shall cause, at the Company’s and the Guarantors’ expense, this Indenture and each Security Document, and all amendments or supplements thereto, to be registered, recorded and filed and/or re-recorded and/or re-filed and/or renewed and/or assigned in such manner and in such place or places, if any, as may be reasonably required by the Trustee in order to record, perfect, preserve, protect, maintain and enforce the Second Priority Liens (subject only to the First Priority Liens and other Permitted Liens) created by the Security Documents on the Collateral. The Company and the Guarantors each hereby authorizes the filing of such financing or continuation statements, or amendments thereto, and the Company and the Guarantors will execute and deliver to the Collateral Agent such other instruments or notices, as may be necessary or as Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby or in the Security Documents. The Company and the Guarantors each hereby authorizes the Collateral Agent to file, transmit, or communicate, as applicable, financing statements and amendments describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, in order to perfect the Collateral Agent’s security interest in the Collateral without such grantor’s signature. The Company and the Guarantors each also hereby ratifies its authorization for the Collateral Agent to have filed in any jurisdiction any financing statements filed prior to the date hereof. The Company shall pay all mortgage, mortgage recording, stamp, intangible or other similar taxes, charges or fees required to be paid under all applicable law in connection with the execution, delivery, recordation, filing, perfection or enforcement of the Second Priority Liens under any of the Security Documents.

(b) The Company shall furnish to the Trustee and the Collateral Agent promptly after the execution and delivery of this Indenture an Opinion of Counsel either (i)

stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments or otherwise necessary to make effective the Liens intended to be created by the Security Documents and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.  Such Opinion of Counsel shall cover the necessity for recordings, registrations and filings required in all relevant jurisdictions.  Such Opinion of Counsel may contain such qualifications, assumptions and limitations as are customary for such opinions.

(c) The Company and the Guarantors shall furnish to the Trustee and the Collateral Agent within three months after each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance or otherwise as is necessary to maintain the effectiveness of the Liens intended to be created by the Security Documents and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain the effectiveness of such Liens.  Such Opinion of Counsel shall cover the necessity of recordings, registrations, filing, re-recordings, re-registrations and refilings in all relevant jurisdictions.

(d) The Company and the Guarantors shall otherwise comply with the provisions of Section 314(b) and, as applicable Sections 314(c), (d) and (e) of the TIA.

(e) The Company and the Guarantors acknowledge that all After-Acquired Property shall be subject to the terms and conditions of the Security Documents.  The Company and the Guarantors shall comply with the provisions of the Security Documents with respect to Second Priority Liens on After-Acquired Property.

Section 10.03. Possession of the Collateral.

(a) Until the occurrence of an Event of Default, the Company or the relevant Restricted Subsidiary may possess, manage, operate and enjoy, as applicable, the Collateral in accordance with the terms of this Indenture, the Notes, the Guarantees and the Security Documents.

(b) Notwithstanding the foregoing, all amounts received by the Trustee as proceeds of any part of the Collateral (including Net Cash Proceeds in the case of an Asset Sale and Net Loss Proceeds in the case of an Event of Loss) and all amounts of money, securities, letters of credit and other evidences of indebtedness deposited with or held by the Trustee in the Collateral Account in accordance with this Indenture and any Security Document shall (subject to the terms of the Subordination Agreement) be held by the Trustee as security for the obligations of the Company and the Guarantors under this Indenture, the Notes, any Guarantees and the Security Documents until applied in accordance with the terms of this Indenture.

Section 10.04. Release of Collateral.

(a) The Trustee shall not at any time release Collateral from the Second Priority Liens created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents.

(b) Collateral may be released from the Liens created by the Security Documents at any time or from time to time, and the Security Documents may be terminated, in accordance with the provisions of the Security Documents or in accordance with this Indenture.  In addition, upon the request of the Company pursuant to an Officers’ Certificate and Opinion of Counsel certifying that all conditions precedent hereunder have been met, the Trustee will release Collateral that is sold, conveyed, or disposed of in compliance with the provisions of this Indenture. Upon receipt of such Officers’ Certificate and Opinion of Counsel, the Trustee will execute, deliver and acknowledge any necessary or proper instruments of termination or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, or the termination of the Security Documents, will not be deemed to impair the Liens on the Collateral in contravention of the provisions hereof if and to the extent that the Liens on Collateral are released, or the Security Documents are terminated, pursuant to this Indenture or the applicable Security Documents. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien in accordance with the terms of the Security Documents will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture. To the extent applicable, the Company and each obligor on the Notes shall cause Section 314(d) of the TIA relating to the release of property or securities from the Lien hereof and of the Security Documents to be complied with. Any certificate or opinion required by Section 314(d) of the TIA may be made by an officer of the Company, except in cases which Section 314(d) of the TIA requires that such certificate or opinion be made by an independent person. In releasing any Collateral pursuant to the terms of this Indenture, or any Security Document, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officers’ Certificate certifying that such release is authorized or permitted by this Indenture and the Security Documents and the Subordination Agreement and that all conditions precedent, if any, to such release have been satisfied.

(c) Second Priority Liens securing the Note Obligations shall automatically and without the need for any further action by any Person be released:

(1) in whole, as to all property subject to such Second Priority Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(2) in whole, as to all property subject to such Second Priority Liens, upon:

(i) payment in full of the principal of, accrued and unpaid interest and premium on the Notes and all other Note Obligations; or

(ii) satisfaction and discharge of this Indenture as set forth under Article Twelve hereof; or

(iii) Legal Defeasance or Covenant Defeasance of this Indenture as set forth under Article Eight hereof;

(3) in part, as to any property that (a) is sold, transferred or otherwise disposed of by the Company or one of its Restricted Subsidiaries in a transaction not prohibited by this Indenture, at the time of such sale, transfer or disposition, to the extent of the interest sold, transferred or disposed of or (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee, concurrently with the release of such Guarantee;

(4) to the extent required by the Subordination Agreement, upon any release of a First Priority Lien thereon by the Senior Agent or as otherwise directed by the Senior Agent; provided, however, that if there is reinstated a Lien securing obligations under the Credit Agreement on any or all of the Collateral upon which the Second Priority Lien securing Note Obligations has been released pursuant to this clause (4) then, the Second Priority Lien securing the Note Obligations on such Collateral will also be deemed reinstated; and

(d) The Trustee shall execute and deliver to the Company and the Guarantors, at the Company’s and Guarantors’ expense, all documents that such parties shall reasonably request to evidence such release. Such documents shall be without recourse to or warranty by the Trustee.

Section 10.05. Permitted Ordinary Course Activities with Respect to Collateral.

(a) So long as no Default or Event of Default under this Indenture exists or would result therefrom, the Company and the Restricted Subsidiaries may, without any release or consent by the Trustee or the Collateral Agent, conduct ordinary course activities with respect to Collateral, including:

(i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Second Priority Lien of the Security Documents which has become worn out, defective or obsolete or not used or useful in the business;

(ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Second Priority Lien of this Indenture or any of the Security Documents;

(iii) surrendering or modifying any franchise, license or permit subject to the Second Priority Lien of this Indenture or any of the Security Documents which it may own or under which it may be operating;

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(iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

(v) granting a non-exclusive license of any intellectual property;

(vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business;

(vii) making cash payments (including for the scheduled repayment of Indebtedness) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture and the Security Documents; and

(viii) abandoning any intellectual property which is no longer used or useful in the Company’s business.

(b) Nothing in this Article Ten shall limit the right of each of the Company and the Restricted Subsidiaries to sell, lease or otherwise deal in or dispose of its property or assets that do not constitute Collateral, subject only to the provisions of Article Four hereof.

(c) Nothing in this Article Ten shall modify or waive the obligations of the Company and the Restricted Subsidiaries to comply with the covenants contained in other Articles of this Indenture relating to the sale, lease or other disposition of its property or assets or otherwise.

Section 10.06. Purchaser Protected.

In no event shall any purchaser in good faith or other transferee of any Collateral purported to be released hereunder be bound to ascertain the authority (if any) of the Trustee to direct the Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any Collateral permitted to be sold, disposed of or transferred by this Article Ten, be under obligation to ascertain or inquire into the authority of the Company or any Guarantor, as applicable, to make any such sale or other transfer.

Section 10.07. Actions by the Trustee.

Subject to the provisions of the Subordination Agreement and the Security Documents and Article Six, the Trustee shall have the power, but without any obligation to exercise such power, to take in its sole discretion and without the consent of the Holders all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) to collect and receive all amounts payable in respect of the obligations of the Company and any Guarantors under the Security Documents and this Indenture. The Trustee shall have the power to institute and maintain such suits and proceedings as it may deem expedient in order to prevent any impairment of the Collateral by any act that may be unlawful or in violation of this Indenture or the Security Documents, and such suits and proceedings as the

Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of the Notes in the Collateral and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or under any of the Collateral Documents, or be prejudicial to the interests of the Holders of the Notes or the Trustee. No duty beyond that set forth in Section 7.01 is imposed on the Trustee pursuant to this Section 10.07. All items to be delivered to the Trustee pursuant to this Article Ten shall also be delivered to the Collateral Agent.

Section 10.08. Withdrawal of Net Loss Proceeds.

Net Loss Proceeds may be withdrawn from the Collateral Account by the Company and shall be paid by the Trustee upon a notice from the Company delivered to the Trustee to be applied for any purpose permitted by Section 4.16 hereof upon receipt by the Trustee of the following:

(a) an Officers’ Certificate, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Net Loss Proceeds setting forth:

(i) that such funds are being used in accordance with Section 4.16 for the purposes briefly described in such Officers’ Certificate; and

(ii) that all conditions precedent herein provided for relating to such withdrawal and application have been complied with; and

(b) an Opinion of Counsel substantially to the effect that upon the basis of the accompanying documents specified in this Section 10.08, all conditions precedent herein provided for relating to such withdrawal and application have been complied with.

Upon compliance with the foregoing provisions of this Section 10.08, the Trustee shall, upon receipt of a notice from the Company, pay to the Company or its designee, from the Collateral Account, an amount of Net Loss Proceeds equal to the amount stated in the Officers’ Certificate required by clause (i) of paragraph (a) of this Section 10.08.

Section 10.09. Withdrawal of Net Cash Proceeds to Fund a Collateral Asset Sale Offer.

Net Cash Proceeds of Collateral received by the Trustee pursuant to the provisions of Section 4.11 hereof when a Collateral Asset Sale Offer has been made in accordance therewith may be withdrawn by the Company and shall be paid by the Trustee to the Paying Agent for application in accordance with Section 4.11 hereof upon a notice from the Company to the Trustee and upon receipt by the Trustee of an Officers’ Certificate, dated not more than three Business Days prior to the Collateral Asset Sale Offer Date stating:

(i) that no Default or Event of Default shall have occurred and be continuing after giving effect to such application;

(ii) (x) that such proceeds constitute Net Cash Proceeds of Collateral, (y) that pursuant to and in accordance with Section 4.11 hereof, the Company has made a Collateral Asset Sale Offer and (z) the amount of Net Cash Proceeds to be applied to the repurchase of the Notes pursuant to the Collateral Asset Sale Offer;

(iii) the Collateral Asset Sale Offer Date; and

(iv) that all conditions precedent herein provided for relating to such withdrawal and application have been complied with.

Upon compliance with the foregoing provisions of this Section 10.09, the Trustee shall apply the Net Cash Proceeds as directed and specified by such a notice from the Company, subject to Section 4.11 hereof.

ARTICLE ELEVEN
Guarantees

Section 11.01. Guarantee.

(a)  Subject to this Article Eleven, each of the Guarantors hereby, jointly and severally, fully and unconditionally, guarantees, on a senior secured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against either of the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06 hereof, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either of the Company, any right to require a proceeding first against either of the Company, protest, notice and all demands

687581.0001 WEST  6473583 v12                                                                -  -

whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either of the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. Each Guarantor that makes a payment or distribution under its Guarantee shall have the right to seek contribution from any non-paying Guarantor, in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP, so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(e) The Obligations of each Guarantor under its Guarantee pursuant to this Article Eleven shall rank equally in right of payment with other existing and future senior Indebtedness of such Guarantor, and senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor.

Section 11.02. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Article Eleven, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Until such time as the Notes are paid in full, each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including any such right arising under federal Bankruptcy Law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Eleven.

Section 11.03. Execution and Delivery of Guarantee.

(a) The Note Guarantee of any Guarantor shall be evidenced solely by its execution and delivery of this Indenture (or, in the case of any Guarantor that is not party to this Indenture on the Issue Date, a supplemental indenture thereto) and not by an endorsement on, or attachment to, any Note of any Note Guarantee or notation thereof.  To effect any Guarantee of any Guarantor not a party to this Indenture on the Issue Date, such future Guarantor shall execute and deliver a supplemental indenture substantially in the form of Exhibit E hereto, which supplemental indenture shall be executed and delivered on behalf of such Guarantor by an Officer of such Guarantor.

(b) Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall be and remain in full force and effect notwithstanding any failure to endorse on any Note a notation of such Guarantee.

(c) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of each of the Guarantors.

Section 11.04. Releases of Guarantors.

(a) A Subsidiary Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Guarantee without any further action on the part of the Trustee or any Holder of the Notes:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with Section 4.11 hereof, including the application of the Net Proceeds therefrom, and Section 4.09 hereof and all other applicable provisions of this Indenture;

(2) in connection with any sale of all of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale of all such Capital Stock of that Guarantor complies with Section 4.11 hereof, including the application of the Net Proceeds therefrom, and Section 4.09 hereof and all other applicable provisions of this Indenture;

(3) in connection with any sale of Capital Stock of a Guarantor to a Person that results in the Guarantor no longer being a Restricted Subsidiary of the Company, if (i) the sale of such Capital Stock of that Guarantor complies with Section 4.11 hereof, including the application of the Net Proceeds therefrom, and Section 4.09 hereof and all other applicable provisions of this Indenture and (ii) following such sale, such Guarantor is no longer the obligor under or guarantor of any Indebtedness of the Company or any Restricted Subsidiary (and no commitments in respect of such Indebtedness are outstanding);

(4) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture; or

(5) if the Notes are discharged in accordance with the procedures set forth in Article Eight or Article Twelve hereof;

provided that any such release and discharge pursuant to clauses (1) through (5) above shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any, Indebtedness of the Company shall also terminate at such time.

(b) Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Eleven.

ARTICLE TWELVE
Satisfaction and Discharge

Section 12.01. Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in this Indenture) as to all outstanding Notes under this Indenture when:

(a) either

(1) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in this Indenture) have been delivered to the Trustee for cancellation; or

(2) all Notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable, (b) will become due and payable at their Stated Maturity within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and

(b) the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in U.S. dollars, U.S. Government Obligations, or a combination thereof, sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;

(c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(d) the Company or any Guarantor has paid or caused to be paid all other sums payable under this Indenture by the Company and any Guarantor; and

(e) the Company has delivered to the Trustee an Officers’ Certificate and an opinion of independent counsel each stating that (1) all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with and (2) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Subsidiary is a party or by which the Company, any Guarantor or any Subsidiary is bound.

Section 12.02. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other  Miscellaneous Provisions.

Subject to Section 12.03 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.02, the “Trustee”) pursuant to Section 12.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

Section 12.03. Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

ARTICLE THIRTEEN
Miscellaneous

Section 13.01. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.02. Notices.

(a) Any notice or communication by either of the Company or any Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or any Guarantor:

UNO RESTAURANT HOLDINGS CORPORATION
UNO RESTAURANTS, LLC
100 Charles Park Road
Boston, Massachusetts 02132
Facsimile: (617) 218-5375
Attention: Louie Psallidas, Chief Financial Officer

with copies to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Facsimile: (212) 310-8007
Attention: Corey Chivers

If to the Trustee:

U. S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Facsimile: (651) 495-8097
Attention: Raymond Haverstock

(b) The Company, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

(c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed; (iii) when receipt acknowledged, if telecopied; (iv) and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(f) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

(g) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(h) Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

Section 13.03. Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to its rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04. Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture or any Security Document, the Company shall furnish to the Trustee:

(i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture or such Security Document relating to the proposed action have been satisfied; and

(ii) to the extent required under Section 314 of the TIA, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05. Statements Required in Certificate or Opinion.

(a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

(b) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(c) Any certificate or opinion of an officer of any Person may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion of, or representation by, counsel or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates of public officials or upon a certificate or opinion of, or representations by, an officer or officers of the Company or any Guarantor (including an Officers’ Certificate) stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(d) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 13.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, member or stockholder of the Company, Parent or any Restricted Subsidiary, as such, will have any liability for any obligations of the Company, Parent or the Restricted Subsidiaries under the Notes, this Indenture or the Guarantees to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08. Governing Law.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITY DOCUMENTS, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09. Consent to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture, the Notes, the Guarantees, the Security Documents or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that a Related Proceeding has been brought in an inconvenient forum.

Section 13.10. [Intentionally Omitted].

Section 13.11. Successors.

All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 5.01.

Section 13.12. Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.14. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and may be given or obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding Notes; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 13.14.

(b) Without limiting the generality of this Section 13.14, unless otherwise provided in or pursuant to this Indenture: (i) a Holder, including a Depositary or its nominee that is a Holder of a Global Note, may give, make or take, by an agent or agents duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be given, made or taken by Holders, and a Depositary or its nominee that is a Holder of a Global Note may duly appoint in writing as its agent or agent members of, or participants in, such Depositary holding interests in such Global Note in the records of such Depositary; and (ii) with respect to any Global Note the Depositary for which is DTC, any consent or other action given, made or taken by an Agent Member of DTC by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, DTC shall be deemed to constitute the “Act” of the Holder of such Global Note, and such “Act” shall be deemed to have been delivered to the Company and the Trustee upon the delivery by DTC of an “agent’s message” or other notice of such consent or other action having been so given, made or taken in accordance with the customary procedures of DTC.

(c) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(d) Notwithstanding anything to the contrary contained in this Section 13.15, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04 hereof.

(e) If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at their option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 hereof and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(g) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(h) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 13.15. Benefit of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.16. Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.17. Trustee Not Fiduciary for Holders of Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders or the Company or to any other Person cash, property or securities to which any holders of senior Indebtedness shall be entitled by virtue of this Agreement or otherwise.

Section 13.18. Subordination Agreement.

In the event of any conflict between this Indenture or any Security Document and the Subordination Agreement, the provisions of the Subordination Agreement shall control. The provisions of this Section 13.18 and any other reference to actions being subject to the Subordination Agreement or any other reference in this Indenture or the Notes to the Subordination Agreement are solely for the benefit of the Senior Agent (as defined in the Subordination Agreement) and the Trustee and shall not give the Company or any Guarantor, their successors or assigns or any other person any rights vis-à-vis the Trustee or any Holder of the Notes.

The Indenture Secured Obligations (as defined in the Subordination Agreement) are subordinated in right of payment to the Credit Agreement Secured Obligations (as defined in the Subordination Agreement) and the Liens on the Collateral securing the Indenture Secured Obligations are subordinated to the Liens on the Collateral securing the Credit Agreement Secured Obligations, in each case in the manner and to the extent provided in the Subordination Agreement.

Each Holder, by its acceptance of a Note, authorizes and directs the Trustee on such Holder’s behalf to execute and deliver the Subordination Agreement.

Section 13.19. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Section 318(c) of the TIA, the imposed duties shall control.

Section 13.20. Legal Holidays.

A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, or at such place of payment are not required to be open.  If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 13.21. Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE, THE COLLATERAL AGENT, AND BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A NOTE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE SECURITY DOCUMENTS, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

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SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

UNO RESTAURANTS, LLC, a Delaware limited liability company

By:
Name:
Title:

UNO RESTAURANT HOLDINGS CORPORATION, a Delaware corporation

By:
Name:
Title:

[Signature lines for all Guarantors named in Schedule A to be provided]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
	Name:	Raymond Haverstock
	Title:	Vice President

SCHEDULE A

Subsidiary Guarantors

[To be confirmed]

8250 International Drive
Corporation
B.S. Acquisition Corp.
B.S. of Woodbridge, Inc.
Fairfax Uno, Inc.
Kissimmee Uno, Inc.
Marketing Services Group,
Inc.
Newport News Uno, Inc.
Paramus Uno, Inc.
Pizzeria Uno Corporation
Pizzeria Uno of 86th
Street, Inc.
Pizzeria Uno of Albany Inc.
Pizzeria Uno of Bay
Ridge, Inc.
Pizzeria Uno of Bayside,
Inc.
Pizzeria Uno of Columbus
Avenue, Inc.
Pizzeria Uno of Forest
Hills, Inc.
Pizzeria Uno of Paramus,
Inc.
Pizzeria Uno of Reston,
Inc.
Pizzeria Uno of South
Street Seaport, Inc.
Pizzeria Uno of Syracuse,
Inc.
Pizzeria Uno of Union
Station, Inc.
Plizzettas of Concord, Inc.
Saxet Corporation

SL Properties, Inc.
SL Uno Burlington, Inc.
SL Uno Ellicott City, Inc.
SL Uno Franklin Mills, Inc.
SL Uno Frederick, Inc.
SL Uno Gurnee Mills, Inc.
SL Uno Hyannis, Inc.
SL Uno Portland, Inc.
SL Uno Potomac Mills,
Inc.
SL Uno Waterfront, Inc.
SLA Brockton, Inc.
SLA Due, Inc.
SLA Lake Mary, Inc.
SLA Mail II, Inc.
SLA Mail, Inc.
SLA Norfolk, Inc.
SLA Su Casa, Inc.
SLA Uno, Inc.
Uno Enterprises, Inc.
Uno Foods Inc.
Uno of America, Inc.
Uno of Astoria, Inc.
Uno of Bangor, Inc.
Uno of Daytona, Inc.
Uno of Hagerstown, Inc.
Uno of Haverhill, Inc.
Uno of Henrietta, Inc.
Uno of Indiana, Inc.
Uno of Kingstowne, Inc.
Uno of Manassas, Inc.
Uno of New Jersey, Inc.
Uno of New York, Inc.
Uno of Providence, Inc.

Uno of Schaumburg, Inc.
Uno of Victor, Inc.
Uno Restaurant of Woburn, Inc.
UR of Attleboro MA, LLC
UR of Bowie MD, Inc.
UR of Clay NY, LLC
UR of Columbia MD, Inc.
UR of Danbury CT, Inc.
UR of Dover NH, Inc.
UR of Fayetteville NY, LLC
UR of Gainesville VA, LLC
UR of Inner Harbor MD, Inc.
UR of Melbourne FL, LLC
UR of Milford CT, Inc.
UR of Millbury MA, LLC
UR of Nashua NH, LLC
UR of New Hartford NY, LLC
UR of Swampscott MA, LLC
UR of Taunton MA, LLC
UR of Tilton NH, LLC
UR of Virginia Beach VA, LLC
UR of Webster NY, LLC
UR of Winter Garden FL, LLC
UR of Wrentham MA, Inc.
URC, LLC
Waltham Uno, Inc.

EXHIBIT A1

[Face of Note]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

[Insert the following paragraph (i.e., the “Private Placement Legend”) unless this Note is an Unrestricted Global Note or an Unrestricted Definitive Note:

THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS NOTE, THE GUARANTEES ENDORSED HEREON, NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON, BY ITS ACCEPTANCE HEREOF, AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES

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ENDORSED HEREON) (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT THAT THE NOTES AND GUARANTEES MAY BE TRANSFERRED (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES AND THE GUARANTEES ENDORSED THEREON ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (1) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

THIS NOTE AND THE GUARANTEES ENDORSED HEREON ARE SUBJECT TO THE TERMS OF THE SUBORDINATION AGREEMENT (AS DEFINED IN THE INDENTURE REFERRED TO HEREIN).

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CUSIP [       ]
No. ___	$______________

UNO RESTAURANTS, LLC

15% Senior Subordinated Secured Notes due 2016

Uno Restaurants LLC, a Delaware limited liability company (the “Company”), including any successor under the Indenture hereinafter referred to, for value received, promises to pay to [______], or its registered assigns, the principal sum of [Amount of Note] ($[             ]) UNITED STATES DOLLARS on [__________], 2016.

Interest Payment Dates:  [_____________] and [_____________] of each year, commencing [_______], 2016.

Regular Record Dates:  [_____________] and [_____________]  of each year.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Issue Date:  [____________], 2010

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IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

UNO RESTAURANTS, LLC, a Delaware limited liability company

By:
Name
Title

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(Form of Trustee’s Certificate of Authentication)

This is one of the 15% Senior Subordinated Secured Notes due 2016 described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,

 as Trustee

By:   ___________________________
Authorized Signatory

Date:  _____________________

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[Reverse Side of Note]
UNO RESTAURANTS, LLC

15% Senior Subordinated Secured Notes due 2016

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.  Interest.  The Company promises to pay interest on the principal amount of this Note at 15% per annum solely in cash from the date hereof until maturity, provided, however, that that, if with respect to any Interest Payment Date that occurs prior to Maturity of any Notes, the Company has duly elected pursuant to Section 4.01(c) of the Indenture not to pay the entire installment of interest due on such Interest Payment Date in cash; and if (but only if) the Company pays on such Interest Payment Date the entire installment of interest on such designated Notes due on such Interest Payment Date, the portion of such installment equal to the PIK Interest Amount with respect to such Interest Payment Date (i.e., the designated portion equal to up to one-third of the aggregate amount thereof) shall be payable by issuance of PIK Notes in accordance with Section 2.02(a) of the Indenture and the remainder of such installment shall be payable in cash.  The Company shall pay interest semi-annually in arrears on [_____________] and [_____________] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from the date of original issuance (or, if this Note was originally issued after the Issue Date as an Additional Note, from the date of original issue of this Note); provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [________], 2011.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, in cash from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.

2.  Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest, if any) to the Persons in whose name this Note is registered at the close of business on the [_____________] or [_____________] immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose in The City of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately

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available funds shall be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.  Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.  Indenture.  The Company issued the Notes under an Indenture dated as of [____________], 2010 (the “Indenture”) among the Company, Parent, the Guarantors named therein and the Trustee.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Indenture pursuant to which this Note is issued provides that the aggregate principal amount of Notes which may be issued thereunder is limited to $[___________], subject to compliance with the covenants therein.  The Note Obligations are secured by the Second Priority Liens.

5.  Optional Redemption.  Commencing on the Issue Date, the Company may redeem for cash all or a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $5,000 or whole multiples of $1,000 in excess thereof at the following redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the rights of holders of record on the relevant Regular Record Dates to receive interest due on an Interest Payment Date), if redeemed during the twelve-month periods indicated below (with Year 1 commencing on the Issue Date):

Redemption Price

Year 1	105.00%
Year 2	103.00%
Year 3	101.00%
Year 4 and thereafter	100.00%

6.  Mandatory Redemption.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.  Repurchase at Option of Holders.

(a) Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder’s Notes in whole or in part in amounts of $5,000 or whole multiples of $1,000 in excess thereof, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

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(b) Under certain circumstances described in the Indenture, the Company will be required to apply the proceeds of Asset Sales to the repayment of the Notes and Pari Passu Indebtedness.

8.  Selection and Notice of Redemption.  If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes not more than 60 days prior to the redemption date in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and reasonable.  Redemptions shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the provisions of DTC or other depositary).  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.  Notices of redemption may not be conditional.  If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note.  Notes called for redemption become due on the date fixed for redemption.  On and after the redemption date, interest, if any, ceases to accrue on Notes or portions of them called for redemption.

9.  Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $5,000 and whole multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company is not required to transfer or exchange any Note selected for redemption.  Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

10.  Persons Deemed Owners.  The registered Holder of a Note will be treated as its owner for all purposes.

11.  Amendment, Supplement and Waiver.  The Indenture or the Notes may be amended or supplemented only as provided in the Indenture.

12.  Defaults.  In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the respective Event of Default.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.  The Holders of not less than a majority in aggregate principal amount of the Notes outstanding by notice to the Trustee may on behalf of the Holders

A1-8

of all outstanding Notes waive any past Default and its consequences under the Indenture except a Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes affected) or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.

13.  Trustee Dealings with the Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.  No Recourse Against Others.  No director, officer, employee, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

15.  Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17.  Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

UNO RESTAURANTS, LLC
100 Charles Park Road
Boston, Massachusetts  02132
Facsimile:  (617) 323-6906
Attention:  Chief Financial Officer

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:________________________________________
(Insert assignee’s legal name)

________________________________________________________________________
                                            (Insert assignee’s soc. sec. or tax I.D. no.)

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________
                                      (Print or type assignee’s name, address and zip code)

and irrevocably appoint______________________________________________________

to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date: _____________

Your Signature:_______________________________
                       (Sign exactly as your name appears on
                        the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or 4.21 of the Indenture, check the appropriate box below:

[ ] Section 4.11      [ ] Section 4.21

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 or Section 4.21 of the Indenture, state the amount you elect to have purchased:

$ ________________

Date:_____________

Your Signature:_______________________________
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:_________________________

Signature Guarantee*:______

*  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount Maturity of this Global Following such Decrease (or Increase)

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EXHIBIT A2

[Face of Note]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS NOTE, THE GUARANTEES ENDORSED HEREON, NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON, BY ITS ACCEPTANCE HEREOF, AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT THAT THE NOTES AND GUARANTEES MAY BE TRANSFERRED (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS

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THE NOTES AND THE GUARANTEES ENDORSED THEREON ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (1) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THIS NOTE AND THE GUARANTEES ENDORSED HEREON ARE SUBJECT TO THE TERMS OF THE SUBORDINATION AGREEMENT (AS DEFINED IN THE INDENTURE REFERRED TO HEREIN).

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE REGULATION S PERMANENT GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(B)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.  DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR SYSTEM OR CLEARSTREAM LUXEMBOURG, A SOCIETE ANONYME AND ONLY (1) TO THE COMPANY, (2) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (4) PURSUANT TO

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AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF THE CASES (1) THROUGH (4) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS.  HOLDERS OF INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

BENEFICIAL INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RESTRICTED GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE REGULATION S TEMPORARY GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A GLOBAL TRANSFER RESTRICTED NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR SYSTEM OR CLEARSTREAM LUXEMBOURG, A SOCIETE ANONYME.

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CUSIP [       ]

No. ___	$______________

UNO RESTAURANTS, LLC

15% Senior Subordinated Secured Notes due 2016

Uno Restaurants LLC, a Delaware limited liability company (the “Company”), including any successor under the Indenture hereinafter referred to, for value received, promises to pay to [______], or its registered assigns, the principal sum of [Amount of Note] ($[             ]) UNITED STATES DOLLARS on [__________], 2016.

Interest Payment Dates:  [_____________] and [_____________] of each year, commencing [_______], 2016.

Regular Record Dates:  [_____________] and [_____________]  of each year.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Issue Date:  [____________], 2010

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IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

UNO RESTAURANTS, LLC, a Delaware limited liability company

By:
Name
Title

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(Form of Trustee’s Certificate of Authentication)

This is one of the 15% Senior Subordinated Secured Notes due 2016 described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:     ___________________________
Authorized Signatory

Date:  _____________________

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[Reverse Side of Note]
UNO RESTAURANTS, LLC

15% Senior Subordinated Secured Notes due 2016

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.  Interest.  The Company promises to pay interest on the principal amount of this Note at 15% per annum solely in cash from the date hereof until maturity, provided, however, that that, if with respect to any Interest Payment Date that occurs prior to Maturity of any Notes, the Company has duly elected pursuant to Section 4.01(c) of the Indenture not to pay the entire installment of interest due on such Interest Payment Date in cash; and if (but only if) the Company pays on such Interest Payment Date the entire installment of interest on such designated Notes due on such Interest Payment Date, the portion of such installment equal to the PIK Interest Amount with respect to such Interest Payment Date (i.e., the designated portion equal to up to one-third of the aggregate amount thereof) shall be payable by issuance of PIK Notes in accordance with Section 2.02(a) of the Indenture and the remainder of such installment shall be payable in cash.  The Company shall pay interest semi-annually in arrears on [_____________] and [_____________] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from the date of original issuance (or, if this Note was originally issued after the Issue Date as an Additional Note, from the date of original issue of this Note); provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [________], 2011.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, in cash from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.

2.  Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest, if any) to the Persons in whose name this Note is registered at the close of business on the [_____________] or [_____________] immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose in The City of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately

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available funds shall be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.  Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.  Indenture.  The Company issued the Notes under an Indenture dated as of [____________], 2010 (the “Indenture”) among the Company, Parent, the Guarantors named therein and the Trustee.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Indenture pursuant to which this Note is issued provides that the aggregate principal amount of Notes which may be issued thereunder is limited to $[___________], subject to compliance with the covenants therein.  The Note Obligations are secured by the Second Priority Liens.

5.  Optional Redemption.  Commencing on the Issue Date, the Company may redeem for cash all or a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $5,000 or whole multiples of $1,000 in excess thereof at the following redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the rights of holders of record on the relevant Regular Record Dates to receive interest due on an Interest Payment Date), if redeemed during the twelve-month periods indicated below (with Year 1 commencing on the Issue Date):

Redemption Price

Year 1	105.00%
Year 2	103.00%
Year 3	101.00%
Year 4 and thereafter	100.00%

6.  Mandatory Redemption.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.  Repurchase at Option of Holders.

(a) Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder’s Notes in whole or in part in amounts of $5,000 or whole multiples of $1,000 in excess thereof, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

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(b) Under certain circumstances described in the Indenture, the Company will be required to apply the proceeds of Asset Sales to the repayment of the Notes and Pari Passu Indebtedness.

8.  Selection and Notice of Redemption.  If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes not more than 60 days prior to the redemption date in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and reasonable.  Redemptions shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the provisions of DTC or other depositary).  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.  Notices of redemption may not be conditional.  If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note.  Notes called for redemption become due on the date fixed for redemption.  On and after the redemption date, interest, if any, ceases to accrue on Notes or portions of them called for redemption.

9.  Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $5,000 and whole multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company is not required to transfer or exchange any Note selected for redemption.  Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

10.  Persons Deemed Owners.  The registered Holder of a Note will be treated as its owner for all purposes.

11.  Amendment, Supplement and Waiver.  The Indenture or the Notes may be amended or supplemented only as provided in the Indenture.

12.  Defaults.  In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the respective Event of Default.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.  The Holders of not less than a majority in aggregate principal amount of the Notes outstanding by notice to the Trustee may on behalf of the Holders

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of all outstanding Notes waive any past Default and its consequences under the Indenture except a Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes affected) or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment.

13.  Trustee Dealings with the Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.  No Recourse Against Others.  No director, officer, employee, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

15.  Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17.  Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

UNO RESTAURANTS, LLC
100 Charles Park Road
Boston, Massachusetts  02132
Facsimile:  (617) 323-6906
Attention:  Chief Financial Officer

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:________________________________________
(Insert assignee’s legal name)

________________________________________________________________________
                                            (Insert assignee’s soc. sec. or tax I.D. no.)

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________
                                      (Print or type assignee’s name, address and zip code)

and irrevocably appoint______________________________________________________

to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date: _____________

Your Signature:_______________________________
                       (Sign exactly as your name appears on
                        the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or 4.21 of the Indenture, check the appropriate box below:

[ ] Section 4.11      [ ] Section 4.21

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 or Section 4.21 of the Indenture, state the amount you elect to have purchased:

$ ________________

Date:_____________

Your Signature:_______________________________
(Sign exactly as your name appears on
 the face of this Note)

Tax Identification No.:_________________________

Signature Guarantee*:______

*  Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount Maturity of this Global Following such Decrease (or Increase)

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

UNO RESTAURANT HOLDINGS CORPORATION
UNO RESTAURANTS, LLC
100 Charles Park Road
Boston, Massachusetts 02132
Facsimile: (617) 218-5375
Attention: Louie Psallidas, Chief Financial Officer

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Fax: (651) 495-8097
Attention:  Raymond Haverstock

Re:    15% Senior Subordinated Secured Notes due 2016

Reference is hereby made to the Indenture, dated as of [___________], 2010 (the “Indenture”), among Uno Restaurants, LLC (the “Company”), Uno Restaurant Holdings Corporation, the Guarantors named therein, and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.                                Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S.  Person or for the account or benefit of a U.S.  Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.                                Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4.                                Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) Check if Transfer is Pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

______________________________________
[Insert Name of Transferor]

By:___________________________________

Name:

Title:

Dated:______________

ANNEX A TO CERTIFICATE OF TRANSFER

1.           The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

☐                      (A)           a beneficial interest in the:

(1) 144A Global Note (CUSIP __________); or

(2) Regulation S Global Note (CUSIP __________); or

(3) IAI Global Note (CUSIP __________); or

☐                      (B)           a Restricted Definitive Note.

2.           After the Transfer the Transferee will hold:

[CHECK ONE]

☐                      (A)           a beneficial interest in the:

(4) 144A Global Note (CUSIP __________); or

(5) Regulation S Global Note (CUSIP __________); or

(6) IAI Global Note (CUSIP________); or

(7) Unrestricted Global Note (CUSIP___________); or

☐                      (B)           a Restricted Definitive Note; or

☐                      (C)           an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

UNO RESTAURANT HOLDINGS CORPORATION
UNO RESTAURANTS, LLC
100 Charles Park Road
Boston, Massachusetts 02132
Facsimile: (617) 218-5375
Attention: Louie Psallidas, Chief Financial Officer

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, MN 55107-2292
Fax: (651) 495-8097
Attention:  Raymond Haverstock

Re:    15% Senior Subordinated Secured Notes due 2016

Reference is hereby made to the Indenture, dated as of [___________], 2010 (the “Indenture”), among Uno Restaurants, LLC (the “Company”), Uno Restaurant Holdings Corporation, the Guarantors named therein, and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $____________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted

Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note, [ ] IAI Global Note with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

______________________________________
[Insert Name of Transferor]

By:___________________________________

Name:

Title:

Dated:______________

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

UNO RESTAURANT HOLDINGS CORPORATION
UNO RESTAURANTS, LLC
100 Charles Park Road
Boston, Massachusetts 02132
Facsimile: (617) 218-5375
Attention: Louie Psallidas, Chief Financial Officer

Re:  15% Senior Subordinated Secured Notes due 2016

Reference is hereby made to the Indenture, dated as of [___________], 2010 (the “Indenture”), among Uno Restaurants, LLC (the “Company”), Uno Restaurant Holdings Corporation, the Guarantors named therein, and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount at maturity of:

(a) beneficial interest in a Global Note, or

(b) a Definitive Note,

we confirm that:

1.                                We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.                                We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act

D-1

or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.                                We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                                We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                                We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

______________________________________

[Insert Name of Accredited Investor]

By:___________________________________

Name:

Title:

Dated:______________

D-2

EXHIBIT E

FORM OF GUARANTOR SUPPLEMENTAL INDENTURE

GUARANTOR SUPPLEMENTAL INDENTURE (this “Guarantor Supplemental Indenture”), dated as of _________________, 20___, among Uno Restaurants, LLC, a Delaware limited liability company (the “Company”), the Company’s direct parent, Uno Restaurant Holdings Corporation, a Delaware corporation (“Parent”), the Company’s subsidiaries listed on Schedule A hereto (each, a “New Guarantor”), the Company’s subsidiaries listed on Schedule B hereto (collectively, the “Existing Guarantors”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, Parent, the Existing Guarantors and the Trustee are parties to an indenture, as supplemented (the “Indenture”), dated as of [___________], 2010, providing for the issuance of 15% Senior Subordinated Secured Notes due 2016 (the “Notes”);

WHEREAS, Section 9.01 of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, Parent, the Existing Guarantors and the Trustee, at any time and from time to time, may modify, supplement or amend the Indenture to add a Guarantor or additional obligor under the Indenture or permit any Person to guarantee the Notes and/or obligations under the Indenture;

WHEREAS, each New Guarantor wishes to guarantee the Notes pursuant to the Indenture;

WHEREAS, pursuant to the Indenture the Company, Parent, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this Guarantor Supplemental Indenture for the purposes stated herein; and

WHEREAS, all things necessary have been done to make this Guarantor Supplemental Indenture, when executed and delivered by the Company, Parent, the Existing Guarantors and each New Guarantor, the legal, valid and binding agreement of the Company, Parent and each New Guarantor, in accordance with its terms.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, Parent, each New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(A) Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(B) Guarantee.  Each New Guarantor hereby agrees to guarantee the Indenture and the Notes related thereto pursuant to the terms and conditions of Article Eleven of the Indenture, such Article Eleven being incorporated by reference herein as if set forth at length herein (each such guarantee, a “Guarantee”) and such New Guarantor agrees to be bound as a Guarantor under the Indenture as if it had been an initial signatory thereto.

(C) Joinder to Security Agreement.  Each New Guarantor hereby agrees to be a Grantor under the Security Agreement, has concurrently herewith executed and delivered to the Collateral Agent a Supplement, in substantially the form of Annex 1 to the Security Agreement, and such New Guarantor agrees to be bound as a Grantor under the Security Agreement as if it had been an initial signatory thereto.

(D) GOVERNING LAW.  THIS GUARANTOR SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

(E) Counterparts.  The parties may sign any number of copies of this Guarantor Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(F) Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction hereof.

(G) The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Guarantor Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, Parent, the Existing Guarantors and the New Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Guarantor Supplemental Indenture to be duly executed and attested, all as of the date first above written.

UNO RESTAURANTS, LLC, a Delaware limited liability company

By:___________________________
Name:
Title:

UNO RESTAURANT HOLDINGS CORPORATION, a Delaware corporation

By:___________________________
Name:
Title:

EACH GUARANTOR LISTED ON SCHEDULE A HERETO

By:___________________________
Name:
Title:

EACH GUARANTOR LISTED ON SCHEDULE B HERETO

By:___________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:

Name:

Title:

E-4